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                                                                  EXECUTION COPY

                                                                    EXHIBIT 4.47





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                             GENCOR INDUSTRIES, INC.


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                                 $33,258,140.84

              AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

                          Dated as of December 31, 2001

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                        CREDIT LYONNAIS NEW YORK BRANCH,

                                    as Agent









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                  AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT, dated as of December 31, 2001, among GENCOR INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"), CREDIT LYONNAIS
NEW YORK BRANCH, as Issuing Bank with respect to Letters of Credit, and CREDIT LYONNAIS NEW YORK BRANCH, as agent for the Lenders and the Issuing Bank hereunder (the "Agent").

                  WHEREAS, the Borrower is a party to a certain Senior Secured Credit Agreement, dated as of December 10, 1996, by and among the Borrower, the Lenders and the Agent, as amended from time to time (the "Original Credit Agreement");

                  WHEREAS, the Borrower and certain of its affiliates are operating their businesses as debtors-in-possession under Sections 1107 and 1108 of the Bankruptcy Code;

                  WHEREAS, pursuant to Section 1121 of the Bankruptcy Code, the Borrower filed its Fourth Amended Plan of Reorganization with the Bankruptcy Court on December 14, 2001, which plan, as modified, was confirmed by order of the Bankruptcy Court, dated December 18, 2001 (the "Plan of Reorganization");

                  WHEREAS, pursuant to the terms of the Plan of Reorganization, the Lenders and the Agent are holders of an Allowed Claim in the aggregate principal amount of $33,258,140.84, which claim reflects the pre-petition obligations outstanding to the Agent and the Lenders under the Original Credit Agreement; and

                  WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement to reflect the rights and obligations of the parties hereto with respect to the Allowed Claim.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

     Section 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Account": has the meaning given to that term in Section 9-102 of the Uniform Commercial Code of the State of New York.

                  "Account Debtor": the party who is obligated on an Account.

                  "Active Subsidiary": shall include each direct or indirect Subsidiary of the Borrower, other than Troubled Subsidiaries, existing on or after the date hereof, including, without limitation, Bituma Corporation; Bituma-Stor Inc.; Equipment Services Group Inc.; Gencor International Ltd. f/k/a Gencor Industries Ltd.; General Combustion Corporation; and General Combustion Limited (UK).

                  "Additional Interest": as defined in subsection 3.2(c).


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                  "Additional Interest Rate": as defined in subsection 3.2(a).

                  "Adjusted Capital Expenditures": with respect to any Person for any period, the sum of (i) all expenditures of such Person in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) that are paid or due and payable in cash during such period and (ii) all Financing Lease expenses of such Person that are paid or (without duplication) due and payable in cash during such period.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agent": Credit Lyonnais New York Branch, as the agent for the Lenders and for the Issuing Bank under this Agreement and the other Loan Documents or its successor appointed pursuant to subsection 9.9.

                  "Agreement": this Amended and Restated Senior Secured Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Allowed Claim": the Lenders' and the Agent's Class 2 allowed claim under the Plan of Reorganization, the repayment of which is evidenced by the Term Loans and the Letter of Credit Loans pursuant to this Agreement.

                  "Asset Sale": as defined in clause (a) of the definition of Covered Sale.

                  "Assignee": as defined in subsection 10.6(c).

                  "Bankruptcy Code": title 11, United States Code, as amended from time to time, together with all rules, regulations and interpretations thereunder.

                  "Bankruptcy Court": United States Bankruptcy Court for the Middle District of Florida, Orlando Division.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the Prime Rate in effect on such day plus 2%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Credit Lyonnais New York Branch as its prime rate in effect at its principal office in New York City (the Prime Rate is not intended to be the lowest rate of interest charged by Credit Lyonnais in connection with extensions of credit to debtors). Any change in the

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         Base Rate due to a change in the Prime Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate.

                  "Billingshurst Facility": as defined in subsection 3.1(b).

                  "Board of Governors": the Board of Governors of the Federal Reserve System or any successor to the functions and powers thereof.

                  "Borrower Pledge Agreement": the Amended and Restated Pledge Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit B, which is substantially in the form previously executed by the Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower Security Agreement": collectively, the Amended and Restated Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit A-1, which is substantially in the form previously executed by the Borrower as modified to reflect revisions to the Uniform Commercial Code, as the same may be amended, supplemented or otherwise modified from time to time, and the Amended and Restated Trademark Security Agreement, the Amended and Restated Patent Collateral Assignment and the Amended and Restated Copyright Security Agreement to be executed and delivered by the Borrower, substantially in the forms of Exhibits A-2(a), A-2(b) and A-2(c), which are substantially in the forms previously executed by the Borrower, as any of the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower Security Documents": the collective reference to the Borrower Security Agreement and the Borrower Pledge Agreement.

                  "Business": as defined in subsection 4.14.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than 180 days from the date of acquisition of any Lender or of any domestic commercial bank the long-term debt of which is rated at the date of acquisition thereof at least A or the equivalent thereof by Standard & Poor's Ratings Group

                                       -3-


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         or A-2 or the equivalent thereof by Moody's Investors Service, Inc. and having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above and (iv) commercial paper rated at the date of acquisition thereof at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 180 days after the date of acquisition.

                  "Casualty Loss": with respect to any asset owned or used by the Borrower or any of its Subsidiaries: (a) any damage to or loss or destruction of such asset; or (b) any actual condemnation or taking, by exercise of the power of eminent domain or otherwise.

                  "CERCLA": the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C.ss. 9601 et seq.

                  "Change of Control": shall occur if (a) at any time neither E.J. Elliott nor John E. Elliott shall serve as a Responsible Officer and a director of the Borrower; provided, however, that, so long as John E. Elliott serves as a Responsible Officer and a director of the Borrower, E.J. Elliott's failure to serve as a Responsible Officer and a director of the Borrower due to his death, permanent disability or retirement shall not be deemed to be a Change of Control, or (b) at any time E.J. Elliott, John E. Elliott and members of their immediate family collectively shall own less than fifty percent (50%) of the Voting Stock of the Borrower owned by them on the Closing Date (assuming for such purpose that all Class B Stock held by them on the date hereof has been converted into Common Stock) or (c) at any time E.J. Elliott, John E. Elliott and members of their immediate family collectively shall cease to own such number of shares of the Class B Stock of the Borrower as is necessary for such Persons to elect not less than 75% of the whole Board of Directors.

                  "Chapter 11 Cases": the Chapter 11 cases of the Borrower and its Subsidiaries under the Bankruptcy Code referred to as In re Gencor Industries, Inc., et al., in the Bankruptcy Court.

                  "Closing Date": the date on which the conditions precedent set forth in subsection 5.1 shall be satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all assets of the Loan Parties, whether now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.


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                  "Commonly Controlled Entity": an entity, whether or not
         incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Confirmation Order": the order confirming the Plan of Reorganization, dated July 20, 2001, as modified by the Order Granting Debtor's Motion for Order Modifying Confirmed Plan of Reorganization and Confirming Fourth Amended Plan of Reorganization, entered by the Bankruptcy Court on December 18, 2001, in the Chapter 11 Cases.

                  "Covered Sale": as to the Borrower or any of its Subsidiaries, subject to the provisions of Section 7, any (a) sale or other disposition (including any sale and leaseback of assets, and any mortgage or lease of real property) (other than a Permitted Asset Sale) subsequent to the Closing Date of any property of the Borrower or any of its Subsidiaries (an "Asset Sale"), (b) issuance of equity or debt securities of the Borrower or any of its Subsidiaries subsequent to the Closing Date (other than (i) issuances of its own equity securities by the Borrower pursuant to any stock option plan maintained by the Borrower for the purchase of up to 20% of the outstanding Voting Stock of the Borrower, (ii) issuances of equity securities by any Subsidiary of the Borrower to the Borrower, (iii) issuances of debt securities by any Subsidiary of the Borrower in favor of the Borrower, and (iv) increases in the aggregate amount of Indebtedness that may be incurred under this Agreement), or (c) the receipt of any other proceeds by the Borrower or any of its Subsidiaries from lawsuits arising outside the ordinary course of business, including but not limited to, the litigation brought against Glenn Dalby and any action brought against Deloitte & Touche.

                  "CPM Bankruptcy": the bankruptcy proceedings currently pending in the United States Bankruptcy Court, Middle District of Florida, Orlando Division, Case No. 00-03603-6J1, with respect to Consolidated Process Machinery, Inc., and its United States Subsidiaries.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Deferred Principal Payment": as defined in subsection 2.2(c).

                  "Disclosure Statement": the disclosure statement filed by the Borrower and its Subsidiaries in the Chapter 11 Cases pursuant to
         Section 1125 of the Bankruptcy Code describing the Plan of Reorganization.

                  "Disputed Letter of Credit": that certain Irrevocable Standby Letter of Credit, Number 970401IS840, issued on April 2, 1997, by Credit Lyonnais New York Branch on behalf of Silver Weibull for the benefit of SE Banken.

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                  "Dollars" and "$": dollars in lawful currency of the United
         States of America.

                  "Domestic and Foreign Bank Accounts": as defined in subsection 4.22.

                  "Domestic Subsidiary": any Subsidiary of the Borrower that is incorporated in any state or other jurisdiction of the United States of America.

                  "Drawn Letters of Credit": that portion of the Unexpired Letters of Credit that have been presented to the appropriate issuing bank and have been paid by such issuing bank.

                  "EBITDA": with respect to the Borrower and its Active Subsidiaries, for any period, the sum of (a) the consolidated net income of the Borrower and its Active Subsidiaries for such period plus
         (b) to the extent deducted in computing such consolidated net income, the sum of (i) income tax expense, (ii) interest expense, (iii) depreciation and amortization expense, (iv) extraordinary losses and
         (v) any non-cash loss, and minus to the extent added in computing such consolidated net income, (i) any interest income, (ii) any extraordinary gains and (iii) any non-cash gain, all as determined on a consolidated basis with respect to the Borrower and its Active Subsidiaries in accordance with GAAP.

                  "Effective Date": December 31, 2001 provided that the conditions precedent set forth in subsection 5.1 shall be satisfied.

                  "Environmental Claims": any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Materials of Environmental Concern, (c) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law and (d) any alleged injury or threat of injury to health, safety or the environment due to the presence of Materials of Environmental Concern.

                  "Environmental Laws": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes or decrees of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning Materials of Environmental Concern or protection of human health or the environment, as now or may at any time hereafter be in effect.

                                       -6-

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                  "ERISA": the Employee Retirement Income Security Act of 1974,
         as amended from time to time.

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both has been satisfied.

                  "FDIC": the Federal Deposit Insurance Corporation or any successor to the functions and powers thereof.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary. A Foreign Subsidiary shall be deemed wholly-owned by the Borrower if (a) not more than one percent (1%) of such Foreign Subsidiary's Capital Stock is owned by a third party and
         (b) the laws of the jurisdiction in which such Foreign Subsidiary is incorporated require a corporation to have not less than two stockholders.

                  "Foreign Subsidiary Obligations": with respect to any Foreign Subsidiary the collective reference to the obligations and liabilities of such Foreign Subsidiary which may arise under, out of or in connection with any and all obligations and liabilities of such Foreign Subsidiary under the Loan Documents to which such Foreign Subsidiary is a party, whether for principal, interest, fees or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Foreign Subsidiary whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

                  "GAAP": generally accepted accounting principles in the United States of America in effect on the Closing Date.

                  "Governmental Authority": any foreign, federal, state or other court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing

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         person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business; and provided, further, that the term Guarantee Obligation shall not include customary and reasonable indemnity obligations of the Borrower and its Subsidiaries under any agreement or document in existence as of the Closing Date pursuant to which the Borrower or a Subsidiary thereof may indemnify a party to any such agreement or document with respect to losses incurred by such party as a result of the failure of a representation or warranty of the Borrower or such Subsidiary to be true or as a result of an event occurring after the effective date of such agreement or document or acquisition by the Borrower or such Subsidiary, as the case may be. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and
         (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantees": the Subsidiaries' Guarantees.

                  "Guarantor": any Person executing and delivering a Guarantee pursuant to this Agreement.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than unsecured current liabilities not the result of the borrowing of money or the obtaining of credit or the leasing of property for accounts payable and expense accruals incurred or assumed in the ordinary course of business for current purposes and not represented by a note or other evidence of indebtedness and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien (other than

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         Permitted Liens) on any property owned by such Person even though such
         Person has not assumed or otherwise become liable for the payment thereof, and (f) all obligations under this Agreement and the other Loan Documents.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intercompany Transactional Indebtedness": Indebtedness of Subsidiaries to the Borrower outstanding as of the date hereof in the aggregate principal amount of $16,015,110.80 as evidenced by the promissory notes set forth in Schedule 7.2(e).

                  "Interest Payment Date": as to any Loan the first day of each month while the Loan is outstanding; provided, however, if such day is not a Business Day, such payment date shall be extended to the next succeeding Business Day.

                  "IRB Indebtedness": Indebtedness of the Borrower incurred on December 1, 1984, in the original principal amount of $5,000,000 under certain industrial revenue bonds issued by the Borrower pursuant to a loan agreement between the Borrower (formerly Mechtron International Corporation) and the Orange County Industrial Development Authority ("Authority") dated as of December 1, 1984, secured pursuant to a Mortgage Deed and Security Agreement made by the Borrower in favor of the Authority dated December 1, 1984, by a first priority lien on the real property and personal property identified on Exhibits A and B to said loan agreement and guaranteed by Subsidiaries of the Borrower pursuant to a Guarantee Agreement dated December 1, 1984 (such agreements being referred to herein as the "IRB Documents").

                  "Leasehold Mortgage": each Amended and Restated Leasehold Mortgage to be executed and delivered by the Borrower or a Subsidiary, as applicable, substantially in the form previously executed by a Subsidiary and covering the leased property listed on Schedule III for which the Agent requests an Amended and Restated Leasehold Mortgage as indicated on such schedule, subject to the receipt of all required consents, including landlord waivers, and any leases of real property acquired by the Borrower or any Subsidiary of the Borrower pursuant to any subsequent acquisition for which the Agent requests a Leasehold Mortgage, in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "Lenders": as defined in the first paragraph of this Agreement.

                  "Letter of Credit Cash Collateral': as defined in subsection 2.2.

                  "Letter of Credit Lender": each of the following Lenders that was a Revolving Credit Lender under the Original Credit Agreement:
         Credit Lyonnais

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                  New York Branch; PB Capital Corporation f/k/a BHF (USA)
         Capital Corporation; Bank Austria Creditanstalt Corporate Finance, Inc.; Skandinaviska Enskilda Banken Corporation; ABN AMRO Bank N.V.; and Suntrust Bank.

                  "Letter of Credit Loan": as defined in subsection 2.1.

                  "Letter of Credit Note": as defined in subsection 2.3(d).

                  "Letters of Credit": collectively, the Disputed Letter of Credit, the Unexpired Letters of Credit and the Drawn Letters of Credit.

                  "Lien": with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in addition, in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan(s)": any Term Loan and/or Letter of Credit Loan outstanding to any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Notes, the Guarantees and the Security Documents.

                  "Loan Parties": the Borrower, and each Subsidiary of the Borrower which is a party to a Loan Document.

                  "Loan Percentage": as to any Lender at any time, the percentage which (i) such Lender's Loans then outstanding then constitutes of (ii) the aggregate principal amount of Loans of all the Lenders then outstanding.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, assets, liabilities, property, performance or condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries or (b) the enforceability of this Agreement, any Note or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, lead-based paint, radiation, radioactive materials and electromagnetic fields.

                  "Maturity Date": September 6, 2005.

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                  "Midwest Employers Casualty Letter of Credit": that certain
         Irrevocable Standby Letter of Credit, Number 970910IS096, in the amount of $640,000, which amount has been fully drawn, issued by Credit Lyonnais New York Branch on behalf of the Borrower for the benefit of Midwest Employers Casualty Co.

                  "Mortgage": each Mortgage or Deed of Trust previously executed and delivered by the Borrower or a Subsidiary, as amended, such amendments substantially in the forms of Exhibit C-1 and Exhibit C-2, and each other mortgage or deed of trust to be executed and delivered by a Subsidiary in such other form as shall be reasonably satisfactory to the Agent (with respect to Mortgaged Property located in any other state or foreign country), and covering the interests in real property listed on Schedule II for which the Agent requests a Mortgage as indicated on such schedule and any interests in real property acquired by the Borrower or any Subsidiary of the Borrower pursuant to any subsequent acquisition for which the Agent requests a Mortgage, in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "Mortgaged Properties": all of the interests in real estate in which Liens are purported to be granted to the Agent pursuant to the Mortgages.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

                  "Net Proceeds": (a) 100% of the cash proceeds of any Covered Sale by the Borrower or any of its Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Covered Sale net of (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments (other than pursuant hereto), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith; provided, however, such expenses and fees do not exceed, in the aggregate, 10% of the gross sales price of such Covered Sale and (ii) taxes paid or payable as a result thereof;
         (b) 100% of Qualifying Insurance and Other Proceeds; and (c) 100% of all Pension Plan Reversion Proceeds.

                  "New Subsidiary": each Subsidiary of the Borrower organized, formed or acquired after the Closing Date.

                  "Non-Excluded Taxes": as defined in subsection 3.5(a).

                  "Notes": the collective reference to the Term Notes and the Letter of Credit Notes.

                  "Original Credit Agreement": as defined in the first recital of this Agreement.

                  "Other Taxes": is defined in subsection 3.5(a).

                  "Participant": as defined in subsection 10.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Pension Plan Reversion Proceeds": the amount of the cash and the fair market value of any and all other property received (directly or indirectly) by the Borrower or any Commonly Controlled Entity after the Closing Date from any stock bonus, pension or profit-sharing plan (or trust thereunder) which was treated by the Borrower or such Commonly Controlled Entity as a plan qualified under Code Section 401(a) which shall not have been applied by the Borrower or such Commonly Controlled Entity to payment of tax, if any, imposed under Code Section 4980(a) with respect to the receipt of such cash or other property.

                  "Permitted Asset Sale": a sale permitted by any of subsections 7.5(b), 7.6(a) and 7.6(c).

                  "Permitted Liens": as defined in subsection 7.3.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA, and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Plan of Reorganization": as defined in the preamble above.

                  "Pro Rata Letter of Credit Share": with respect to each Letter of Credit Lender, the percentage set forth below:


         Letter of Credit Lender                                Percentage
         -----------------------                                ----------

         Credit Lyonnais New York Branch                        34.2358300000

         PB Capital Corporation f/k/a BHF (USA) Capital
         Corporation                                            21.9298245526

         Bank Austria Creditanstalt Corporate Finance, Inc.     15.7894736842

         Skandinaviska Enskilda Banken Corporation              11.2179486842

         ABN AMRO Bank N.V.                                     11.2179487105

         Suntrust Bank                                           5.6089743684


                  "Qualifying Insurance and Other Proceeds": any insurance proceeds payable to the Borrower or any of its Subsidiaries after the Closing Date on account of a Casualty Loss which shall not have been applied by the Borrower or such Subsidiary to the payment of the cost of repair or replacement of the property subject to such Casualty Loss within six months of the date such insurance proceeds are actually received by the Borrower or such Subsidiary.

                  "Register": as defined in subsection 10.6(d).

                  "Regulation U": Regulation U of the Board of Governors as in effect from time to time.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Events": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections 13, 14, 15, 18, 19 or 20 of PBGC Reg.ss. 2615.

                  "Required Lenders": at any time, Lenders the outstanding Loans of which aggregate in excess of 50%.

                  "Required Prepayment": $3,000,000; provided, however, if the Allowed Claim on the Closing Date is less than $40,000,000, the Required Prepayment will be reduced, up to $3,000,000, dollar for dollar, for every dollar by which the Allowed Claim on the Closing Date is less than $40,000,000.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": with respect to the Borrower or any Subsidiary, any one of the chairman of the board, the chief executive officer, the president and the executive vice president of the Borrower or such Subsidiary or, with respect to financial matters, the chief financial officer or treasurer of the Borrower or such Subsidiary.

                  "Restricted Payment": as defined in subsection 7.7.

                  "Revenue-Based Supplemental Principal Payment": as defined in subsection 3.1(e).

                  "SE Banken": Skandinaviska Enskilda Banken.

                  "SE Banken Loan": the loan made by SE Banken to Silver Weibull in the original committed principal amount of $2,500,000.

                  "SEC": the United States Securities and Exchange Commission or any successor thereto.

                  "Security Agreements": collectively, the Borrower Security Agreement and the Subsidiary Security Agreements.

                  "Security Documents": collectively, the Leasehold Mortgages, the Mortgages, the Security Agreements, the Borrower Pledge Agreement, and all other security documents hereafter delivered to the Agent granting or purporting to grant a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower and/or the Foreign Subsidiaries hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

                  "Silver Weibull": Silver Weibull AB (Sweden).

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount that will be required to pay all "liabilities of such Person, contingent or otherwise", as of such date (as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors) as such debts become absolute and matured, (b) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (c) such Person will be able to pay its debts as they mature, taking into account the timing of and amounts of cash to be received by such Person and the timing of and amounts of cash to be payable on or in respect of indebtedness of such Person; in each case after giving effect to as of the Closing Date the making of the Loans to be made on the Closing Date and to the application of the proceeds of such Loans. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower, including all Domestic Subsidiaries and Foreign Subsidiaries of the Borrower.

                  "Subsidiaries' Guarantee": the Guarantee previously executed and delivered by each Subsidiary of the Borrower as reaffirmed as of the date hereof (other than any Foreign Subsidiary with respect to which the making of such Guarantee is prohibited under the laws of the jurisdiction in which such Foreign Subsidiary is organized) substantially in the form of Exhibit D-1, or as amended and restated substantially in the form of Exhibit D-2, and any other guarantee executed and delivered by a Subsidiary formed on or after the date hereof by the Borrower, in accordance with the terms hereof, in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary Pledge Agreement": each Amended and Restated Pledge Agreement to be executed and delivered by each Subsidiary, substantially in the form of Exhibit E, which is substantially in the form previously executed by each such Subsidiary and any other pledge agreement executed and delivered by a Subsidiary of the Borrower, in accordance with the terms hereof, in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary Security Agreement": collectively, (a) each Amended and Restated Security Agreement to be executed and delivered by each Subsidiary of the Borrower in favor of the Agent, substantially in the form of Exhibit F-1, which is substantially in the form previously executed by each Subsidiary as modified to reflect revisions to the Uniform Commercial Code, and any other security agreement executed and delivered by a Subsidiary in accordance with the terms hereof, in each case as the same may be amended, supplemented or otherwise modified from time to time and (b) each Amended and Restated Subsidiary Trademark Security Agreement, Amended and Restated Subsidiary Patent Collateral Assignment and Amended and Restated Subsidiary Copyright Security Agreement to be executed by each Subsidiary in favor of the Agent, substantially in the forms of Exhibits F-2(a), F-2(b) and F-2(c), which are substantially in the forms previously executed by each Subsidiary and any other intellectual property security agreement executed by a Subsidiary in accordance with the terms hereof, in each case as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary Security Documents": collectively, the Subsidiary Security Agreements and the Subsidiary Pledge Agreements.

                  "Term Loan": as defined in subsection 2.1.

                  "Term Loan Lenders": those Lenders set forth on Schedule IA hereto under the heading "Term Loan Lenders."

                  "Term Note": as defined in subsection 2.3(d)(i).

                  "Transferee": as defined in subsection 10.6(f).

                  "Troubled Subsidiaries": collectively, Consolidated Process Machinery, Inc.; Thermotech Systems Corporation; Gumaco (Brasil) Inc.; Silver Weibull AB; CPM Brazil, Inc.; CPM do Brasil Ltda.; Gumaco, Inc.; Gumaco Industria e Comercio Ltda.; Gumaco Projetos e Montagens Industriais Ltda.; CPM Industria e Comercio Ltda.; Gencor ACP Holdings Limited; Gencor ACP Ltd.; ACP Technical Services Limited; and ACP Cast Parts Limited.

                  "Undrawn Letters of Credit": that portion of the Unexpired Letters of Credit that have not been presented for payment nor paid by the Issuing Bank.

                  "Unexpired Letters of Credit": those unexpired letters of credit in the aggregate face amount of $470,000 issued under the Original Credit Agreement and as further described in Schedule IC.


                  "Voting Stock": as to any Person, the Capital Stock of such Person normally entitled to vote in the election of directors of such Person. With respect to the Borrower, the term "Voting Stock" includes both the Common Stock and the Class B Stock of the Borrower (unless otherwise specified).

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Loan Document or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in any Loan Document and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (e) Sections and subsections headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

     SECTION 1.A. RATIFICATION

         1.A.1 Obligations Under Original Credit Agreement. The Borrower hereby acknowledges, ratifies, confirms and agrees that the Allowed Claim constitutes outstanding obligations of the Borrower under the Original Credit Agreement, without offset, defense or counterclaim of any kind, nature or description whatsoever.

         1.A.2 Acknowledgment of Security Interests and Liens.

         (a) The Borrower hereby acknowledges, ratifies, confirms and agrees that the Agent, for the benefit of itself and the Lenders, has and shall continue to have a security interest in and lien upon the Collateral heretofore granted to the Agent pursuant to the Original Credit Agreement and documents executed in connection therewith, as well as a security interest in and lien upon any Collateral granted under this Agreement or under any of the other Loan Documents.

         (b) The Borrower hereby acknowledges, ratifies, confirms and agrees that the liens and security interests of the Agent in the Collateral shall be deemed to be continuously granted, attached and perfected from the earliest date of the granting, attachment and perfection of such liens and security interests.

     SECTION 2. AMOUNT AND TERMS OF TERM LOANS AND LETTER OF CREDIT LOANS

         2.1 Term Loans; Letter of Credit Loans.

         (a) Term Loans. In accordance with the terms of the Plan of Reorganization, each Term Loan Lender's pro rata share of the Allowed Claim (each such share a "Term Loan"), excluding that portion of the Allowed Claim representing the Letters of Credit, is an amount equal to the amount set forth opposite such Lender's name in Schedule IA under the heading "Term Loan Amount" as such amount may be reduced from time to time pursuant to this Agreement, collectively, as to all Term Loan Lenders, the "Term Loans."

         (b) Letter of Credit Loans. Each Letter of Credit Lender's pro rata share of that portion of the Allowed Claim representing the Letters of Credit (each such share a "Letter of Credit Loan") is an amount equal to the amount set forth opposite such Letter of Credit Lender's name in Schedule IB under the heading "Letter of Credit Loan Amount" as such amount may be reduced from time to time pursuant to this Agreement, collectively, as to all Letter of Credit Lenders, the "Letter of Credit Loans."

         2.2 Repayment of Term Loans and Letter of Credit Loans; Limited Repayment Deferral. (a) (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of the Lenders in repayment of the principal amount of the Term Loans and Letter of Credit Loans outstanding to each Lender the amounts set forth below on the Closing Date and thereafter on the first Business Day of each month and year, set forth below; provided that, notwithstanding the foregoing, the aggregate then unpaid principal amount of the Loans shall be payable on the Maturity Date (or such earlier date on which the Loans become due and payable pursuant to Section 3 or 8):

        Month, Year                                      Amount
        -----------                                      ------
        December, 2001                                   $320,000
        January, 2002 through July, 2002                 $320,000 per month
        August, 2002 through August, 2005                $400,000 per month
        Maturity Date                                    Remaining outstanding
                                                         balance of Loans

         (b) The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Term Loans and Letter of Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 3.2. Undrawn Letters of Credit shall not be deemed outstanding but shall bear interest at the rates set forth in subsection 3.2. Notwithstanding the foregoing, the Borrower shall pay in full each Undrawn Letter of Credit on the Maturity Date for application to any drawings under the Letters of Credit until sixty days after the expiration of such Letters of Credit (the "Letter of Credit Cash Collateral"). If all obligations to the Lenders and the Agent have been fully satisfied, the Agent shall remit any balance of the Letter of Credit Cash Collateral to the Borrower.

         (c) The Borrower has advised the Agent and the Lenders, and the Agent and the Lenders hereby acknowledge, that the Borrower may be unable to pay to the Agent for the account of the Lenders some or all of the thirteen monthly principal payments due between December, 2001, and December, 2002. In order to accommodate the Borrower, the Agent and the Lenders have agreed that, during such period, the Borrower, may defer paying any one or more of the principal payments. Any such principal payment that is not made when due shall be deemed a "Deferred Principal Payment." The aggregate unpaid principal amount of the Deferred Principal Payments shall be payable on the Maturity Date (or such earlier date on which the Loans become due and payable pursuant to Section 3 or
8) unless prepaid sooner in accordance with subsection 3.1. Deferred Principal Payments shall bear interest at the rates set forth in subsection 3.2.

         2.3 Evidence of Term Loan and Letter of Credit Loan. (a) (a) Each Term Loan Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Term Loan Lender resulting from the Term Loans outstanding to such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Letter of Credit Lenders shall maintain similar accounts with respect to the Letter of Credit Loans.

         (b) The Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount therein for each Lender, in which shall be recorded
(i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof, if any.

         (c) The entries made in the Registers and the accounts of each Lender maintained by the Agent pursuant to subsection 2.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and, amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain the Registers or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

         (d) The Borrower agrees that at the closing on the Closing Date the Borrower will execute and deliver to each Lender or Letter of Credit Lender, as the case may be, (i) a promissory note of the Borrower evidencing the Term Loan outstanding to such Lender, substantially in the form of Exhibit G-1 (a "Term Note"), payable to the order of such Lender and in a principal amount equal to such Lender's Term Loan as set forth on Schedule IA and (ii) a promissory note of the Borrower evidencing the Letter of Credit Loan to such Letter of Credit Lender, substantially in the form of Exhibit G-2 (a "Letter of Credit Note"), payable to the order of such Letter of Credit Lender and in a principal amount equal to such Letter of Credit Lender's Letter of Credit Loan as set forth on
Schedule IB. Each Term Loan Lender or Letter of Credit Lender is hereby authorized to record the date and amount of each Term Loan or Letter of Credit Loan outstanding to such Lender, the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of its Term Note or Letter of Credit Note, as the case may be; provided, however, that the failure to make any such recordation (or any error therein) shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loans or the Letter of Credit Loans made to the Borrower in accordance with the terms of this Agreement.

     SECTION 3. GENERAL PROVISIONS APPLICABLE TO LOANS

         3.1 Prepayments. (a) (a) The Borrower may at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 3.6, if any, and accrued interest to such date on the amount prepaid. Partial prepayments of the Loans shall be applied on a pro rata basis between the outstanding Loans and shall be applied to the remaining installments of principal thereof in the inverse order of their maturities if such prepayments are mandatory prepayments and in the scheduled order of their maturities if such prepayments are voluntary prepayments, provided that voluntary prepayments shall be applied first to outstanding

Deferred Principal Payments, if any. Amounts prepaid on account of the Loans may not be reborrowed. Such partial prepayments shall be in an aggregate principal amount of no less than $200,000.

         (b) The Net Proceeds of any Covered Sale, Qualifying Insurance and Other Proceeds and Pension Plan Reversion Proceeds shall be applied toward the prepayment of the Loans in the inverse order of their maturities and may not be reborrowed, provided, however, that if by March 31, 2002, the Agent for the account of the Lenders receives from the Borrower the proceeds of General Combustion Limited's sale of real property in Billingshurst, England (the "Billingshurst Facility"), the proceeds of the sale of the Billingshurst Facility will be applied first toward the prepayment of any Deferred Principal Payments and then toward the payment of any as-yet-unpaid principal payments due during calendar year 2002 and, provided further, that if the Agent for the account of the Lenders receives the proceeds of the Billingshurst Facility sale after March 31, 2002, but before July 1, 2002, one-half of the proceeds of the sale of the Billingshurst Facility will be applied first toward the prepayment of any Deferred Principal Payments and then toward the payment of any as-yet-unpaid principal payments due during calendar year 2002 and the other one-half of the proceeds will be applied toward the prepayment of the Loans in the inverse order of their maturities.

         (c) The Borrower shall pay the Required Prepayment, if any, on or before December 31, 2001. Such amount shall be applied to the prepayment of the Loans in the inverse order of their maturities. The Borrower may make all or any part of the Required Prepayment from the proceeds of any Covered Sale.

         (d) If the Borrower receives from or on behalf of Midwest Employers Casualty Co. any reimbursements or refunds in connection with the Midwest Employers Casualty Letter of Credit, which the Borrower acknowledges has been drawn in full by the beneficiary, the Borrower immediately shall remit all such funds to the Agent for application to the amount due the Lenders on the Maturity Date (or such earlier date on which the Loans become due and payable).

         (e) If the combined revenue of the Borrower and its Subsidiaries for any of the first three full quarters following December 31, 2001, exceeds the projected revenue level for such quarter as set forth in the revenue projections in Schedule 3.1(e), then within 60 days after the end of such quarter, the Borrower shall pay to the Agent for the account of the Lenders an amount equal to ten percent (10%) of the amount by which the actual quarterly revenue exceeded the applicable quarterly revenue projection set forth in Schedule 3.1(e) (such amount due, a "Revenue-Based Supplemental Principal Payment"). Any Revenue-Based Supplemental Principal Payments shall be applied first toward the prepayment of any Deferred Principal Payments, second toward the prepayment of any remaining principal payments during calendar year 2002 and finally toward the prepayment of the Loans in the inverse order of their maturities.

         3.2 Interest Rates and Payment Dates.

         (a) Each outstanding Loan, including payments made by the Agent with respect to the Disputed Letter of Credit, shall bear interest at a rate per annum equal to the Base Rate. Amounts constituting Undrawn Letters of Credit shall bear interest at a rate of 4.75% per annum. Amounts constituting Deferred Principal Payments, in addition to bearing interest at the Base Rate, shall bear interest at the rate of 5% per annum from the date of each such Deferred Principal Payment until repayment in full thereof (the "Additional Interest Rate").

         (b) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder or under any other Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is 2% over the rate otherwise applicable thereto, in each case from the date of such non-payment until such amount is paid in full (before as well as after the applicable judgment, if any), provided, however, that Deferred Principal Payments shall not be due until the Maturity Date (unless accelerated pursuant to Section 8 or otherwise) and, therefore, the increased rate of interest set forth in this subsection 3.2(b) shall not apply to Deferred Principal Payments unless such sums are not paid when due (whether at the stated maturity, by acceleration or otherwise).

         (c) Interest, other than interest that accrues on Deferred Principal Payments at the Additional Interest Rate (such interest, "Additional Interest"), shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (b) of this subsection shall be payable from time to time on demand. Additional Interest shall be payable on the Maturity Date.

         3.3 Computation of Interest and Fees. (a) Agent fees and interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Any change in interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the affected Lenders in the absence of manifest error.

         3.4 Pro Rata Treatment and Payments. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Agent, for the account of the Lenders or the Agent, as the case may be, at the Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. Payments received by the Agent after such time shall be deemed to have been received on the next Business Day. The Agent shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         3.5 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, charges, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by, any Governmental Authority, excluding (i) net income taxes, franchise taxes, or any other taxes imposed on or measured by the net income or profits of the Agent or such Lender, in each case by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision thereof or by the jurisdiction in which the applicable lending, or issuing office of the Agent or such Lender is located or any political subdivision thereof and (ii) U.S. withholding taxes payable with respect to payments hereunder under laws (including any treaty, ruling, determination or regulation) in effect on the date hereof, but not any increase in U.S. withholding tax resulting from any subsequent change in such laws occurring (x) after the date hereof in the case of the Agent and any Lender as of the date of this Agreement, and (y) in the case of any other Lender, the date of Assignment and Acceptance pursuant to which it became a Lender (all such non-excluded taxes, levies, imposts, charges, deductions and withholdings the "Non-Excluded Taxes"). In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("Other Taxes"). If any Non-Excluded Taxes or Other Taxes are required by law to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, upon receipt thereof, the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of any original official receipt received by the Borrower showing payment thereof. The Borrower shall indemnify the Agent and the Lenders for the full amount of Non-Excluded Taxes, Other Taxes and any taxes imposed by any jurisdiction on amounts payable under this subsection 3.5(a) that are paid by such Lender or Agent, (including penalties, interest and expenses arising therefrom or with respect thereto). If the Borrower determines in good faith that a reasonable basis exists for contesting any Non-Excluded Taxes or Other Taxes, such Lender or the Agent shall cooperate with the Borrower in challenging such Non-Excluded Taxes or Other Taxes at the Borrower's expense if requested by the Borrower (it being understood and agreed that the Agent or such Lender shall have no obligation to contest or responsibility for contesting such Non-Excluded Taxes or Other Taxes). If any Lender receives a refund in respect of any Non-Excluded Taxes or Other Taxes for which such Lender has received payment from the Borrower hereunder, such Lender shall, within 3l days of receipt by such Lender, repay such refund to the Borrower, provided that the Borrower, upon the request of such Lender, agrees to return such refund (plus any penalties, interest or other charges) to the Lender in the event such Lender is required to repay such refund. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (i) in the case of a Lender that is a "bank" under Section 881(c)(3)(A) of the Code:

                           (A) on or before the date of the first payment to
                  such Lender pursuant to this Agreement following the Closing Date or on or before the effective date of the Assignment and Acceptance, deliver to the Borrower and the Agent (x) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be, and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                           (B) deliver to the Borrower and the Agent two further
                  copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and promptly upon the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (C) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

                  (ii) in the case of a Lender that is not a "bank" under
         Section 881(c)(3)(A) of the Code:

                           (A) deliver to the Borrower and the Agent (1) a
                  statement under penalties of perjury that such Lender (x) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission trade to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10 percent shareholder within the meaning of Section 881(c)(3)(B) of the Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (11) an Internal Revenue Service Form W-8;

                           (B) deliver to the Borrower and the Agent a further
                  copy of said Form W-8, or any successor applicable form or other manner of certification on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender; and

                           (C) obtain such extensions of time for filing and
                  complete such forms or certifications as may be reasonably requested by the Borrower or the Agent;

unless, in any such case, an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the

Borrower and the Agent. Such Lender shall certify (i) in the case of a Form W-8BEN or W-8ECI, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and
(ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection to the Lender from which the related participation shall have been purchased.

         3.6 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of default by the Borrower for any reason in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement. Such loss or reasonable expense may include any loss, including loss of anticipated profits, costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds in order to fund or maintain such Loans. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.7 Change of Lending Office. Each Lender agrees that it will use all reasonable efforts (so long as such designation would not be adverse to it, as determined in its sole judgment) to designate a lending office or a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 3.5(a).

         3.8 Annual Agency Fee. On the Closing Date and on each anniversary date of the Closing Date until the later of the termination of this Agreement or until all Indebtedness under this Agreement has been paid and satisfied in full, the Borrower agrees to pay to the Agent, for the Agent's own account, an annual agency fee in the amount of $75,000 in respect of services by the Agent for the following year and which fee is fully earned and due and payable as of each such date.

         3.9 Field Examination and Appraisal Fees. The Borrower agrees to pay all reasonable costs, fees and expenses incurred by the Agent with respect to the Agent's field examinations of the Borrower's operations and all appraisals of any of the Collateral as permitted herein:

         (a) Field Examinations. If (i) the opinion of the Borrower's independent auditors in connection with the financial statements furnished to the Agent pursuant to subsection 6.1 below shall contain a "going concern" or like qualification or exception, or qualification arising out of the scope of an audit, or (ii) the Borrower or any of its Active Subsidiaries fails to furnish to the Agent, with a copy for each Lender, by December 31 of any calendar year the financial statements described in subsection 6.1(a) for the fiscal year ended September 30 of such calendar year, then, for each such fiscal year, the Agent may request that BDO Seidman, LLP, or another accounting firm selected by the Agent ("Agent's Accountant") on behalf of the Agent and the Lenders, conduct a field examination of the operations of the Borrower and the Active Subsidiaries. The Borrower and its Active Subsidiaries shall instruct their independent auditors to furnish their audit work papers to Agent's Accountant at least 10 business days prior to the field examination and to cooperate fully with Agent's Accountants in all reasonable respects. Such instructions shall be in writing with a copy provided to the Agent. An officer of the Agent shall be present for the field examination and audit, which will be conducted primarily by two field examiners and/or auditors for three days. The Borrower shall be responsible for all costs, fees and expenses of the field examination and audit, including, but not limited to, those of the Agent's officer. If an Event of Default shall have occurred and be continuing, the Agent, for itself and on behalf of the Lenders, may conduct any such field examinations as it deems reasonably necessary and advisable, with all costs, fees and expenses to be borne by the Borrower.

                  (i) Appraisals. The Agent, for itself and on behalf of the Lenders, shall conduct two scheduled appraisals of all real property sites owned by the Borrower or its Active Subsidiaries, the first such appraisal to be completed by February 28, 2002, and the second such appraisal to be completed by December 31, 2004. If an Event of Default shall have occurred and be continuing, however, the Agent, for itself and on behalf of the Lenders, may conduct appraisals of any of the Collateral, as the Agent deems reasonably necessary and advisable, with all costs, fees and expenses to be borne by the Borrower. All appraisals will be performed by reputable appraisers selected in advance by the Agent. The Agent shall advise the Borrower of the names of the appraisers that bid to perform the appraisals and of the bid prices submitted, but the Agent shall retain sole discretion over the final selection of appraisers. The Borrower shall, and shall cause its Active Subsidiaries to, cooperate fully with any and all appraisers selected by the Agent, including, but not limited to, affording the appraisers access to real property sites and providing the appraisers with documentation that the appraisers reasonably request in order to complete their appraisals.

     SECTION 3.A RENEWAL OF UNEXPIRED LETTERS OF CREDIT

         3.A.1 Renewal.On the terms and conditions hereinafter set forth, Credit Lyonnais New York Branch, in its capacity as issuing bank (the "Issuing Bank"), on behalf of the Letter of Credit Lenders, may renew any Unexpired Letter of Credit upon the request of the Borrower in accordance with the terms of the applicable Unexpired Letter of Credit. Such request by the Borrower for the renewal of an Unexpired Letter of Credit may be made by telephone, e-mail or telecopy, confirmed immediately in writing if by telephone. If the Issuing Bank does not intend to renew an Unexpired Letter of Credit, it shall give notice to the beneficiary in accordance with the terms of such Unexpired Letter of Credit of its intention not to renew the Unexpired Letter of Credit. The Borrower may cancel an Unexpired Letter of Credit prior to renewal of such Unexpired Letter of Credit by telephone, e-mail or telecopy, confirmed immediately in writing if by telephone, to the Issuing Bank and the Agent, such request to be accompanied by (i) the beneficiary's duly executed, written acknowledgment of the cancellation of such Unexpired Letter of Credit and (ii) the original Unexpired Letter of Credit bearing such beneficiary's name. In the event of any renewal or non-renewal of an Unexpired Letter of Credit, the Agent, on behalf of the Issuing Bank, shall give each Letter of Credit Lender prompt notice thereof by telephone, e-mail or telecopy, confirmed promptly in writing if by telephone.

         3.A.2 Participation by Letter of Credit Lenders. Immediately upon renewal by the Issuing Bank of any Unexpired Letter of Credit in accordance with the procedures set forth in this Section 3.A, each Letter of Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Letter of Credit Lender's Pro Rata Letter of Credit Share of such renewed Unexpired Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto).

         3.A.3 Drawings. In the event that any drawing shall be made under an Unexpired Letter of Credit, by demand or claim (including, without limitation, any draft), the Issuing Bank shall notify the Borrower and the Letter of Credit Lenders via telephone, e-mail or telecopy of such drawing, confirmed promptly in writing if by telephone. Drawn Letters of Credit shall be deemed to be an outstanding Letter of Credit Loan and bear interest at a rate per annum equal to the Base Rate. Immediately upon receipt of such notice, the Letter of Credit Lenders shall pay to the Issuing Bank the amount of their respective participations in the Drawn Letter of Credit. In the event that any Letter of Credit Lender fails timely to pay the amount of its participation as required by this subsection, interest shall accrue thereon at the Federal Funds Rate for the first three Business Days following the date of payment by the Issuing Bank and the Federal Funds Rate plus 1% for the period thereafter to the date of payment thereof by such Letter of Credit Lender.

         3.A.4 Other Lender. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Unexpired Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Issuing Bank under any resulting liability to any Lender or relieve any Letter of Credit Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Unexpired Letter of Credit, the Issuing Bank shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under such Unexpired Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Unexpired Letter of Credit.

         3.A.5 Indemnification. The Borrower shall indemnify and hold harmless the Issuing Bank from and against any and all claims, damages, losses, liabilities, reasonable costs and expenses of any kind whatsoever, including reasonable fees and expenses of attorneys and paralegals that the Issuing Bank may incur (or that may be claimed against the Issuing Bank by any Person), together with all reasonable costs and expenses resulting from the compromise or defense of any claims or liabilities hereinafter described, by reason of or in connection with (a) the execution and delivery or transfer of, or payment or failure to pay under, any Unexpired Letter of Credit, (b) any suit, action or proceeding brought by any person to require or prevent payment under any Unexpired Letter of Credit, or (c) any breach by the Borrower of any warranty, covenant, term or condition in, or the occurrence of any default under, any of the Loan Documents (to the extent related to Unexpired Letters of Credit), any Unexpired Letter of Credit or any related contract, together with all reasonable expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default and defense against any legal action commenced to challenge the validity of any of such documents; provided, however, that the Borrower shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the gross negligence or willful misconduct (as determined in a final, non-appealable judgment in a court of competent jurisdiction) of the Issuing Bank in determining whether a draft, certificate or other documents presented under any Unexpired Letter of Credit complied with the terms of such Unexpired Letter of Credit, or (ii) the Issuing Bank's willful failure to pay under any Unexpired Letter of Credit after the presentation to it by the beneficiary thereof of a draft, certificate or other document strictly complying with the terms and conditions of such Unexpired Letter of Credit. In case any action or proceeding is brought against the Issuing Bank in respect of which indemnity may be sought under this Agreement, the Issuing Bank shall promptly give notice of any such action or proceeding to the Borrower and may require the Borrower, upon such notice, to assume the defense of the action or proceeding, provided that failure of the Issuing Bank to give such notice shall not relieve the Borrower of any of its obligations under this subsection. Upon receipt of such notice from the Issuing Bank requesting that the Borrower assume such defense, the Borrower shall resist and defend such action or proceeding at the Borrower's sole cost and expense. The obligations of the Borrower under this subsection shall survive the termination of the Unexpired Letters of Credit and this Agreement.

         3.A.6 Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of the users of any Unexpired Letter of Credit and all risks of the misuse of any Unexpired Letter of Credit. Neither the Issuing Bank, nor any of its officers, directors, employees or agents shall be liable or responsible for: (a) the use which may be made of any Unexpired Letter of Credit or for any acts or omissions of any Person and any transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement or endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment against presentation of documents that do not comply with the terms of the applicable Unexpired Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Unexpired Letter of Credit; or
(d) any other circumstances whatsoever in making or failing to make payment under any Unexpired Letter of Credit, except only that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower to the extent, but only to the extent, of damages suffered by the Borrower that were caused by (i) the Issuing Bank's gross negligence or willful misconduct (as determined in a final, non-appealable judgment by a court of competent jurisdiction) in determining whether documents presented under any Unexpired Letter of Credit comply with the terms of such Unexpired Letter of Credit (it being understood that any such noncompliance in any immaterial respect shall not be deemed gross negligence or willful misconduct of the Issuing Bank) or (ii) the Issuing Bank's willful failure to pay under any Unexpired Letter of Credit after the presentation to it by the beneficiary thereof of a draft, certificate or other document strictly complying with the terms and conditions of such Unexpired Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless the Issuing Bank shall have been ordered not to accept such documents by a court of competent jurisdiction.

     SECTION 3.B Disputed Letter of Credit Facility

         3.B.1 Acknowledgment. The Borrower, the Agent, the Issuing Bank and the Letter of Credit Lenders acknowledge that (i) SE Banken presented the Disputed Letter of Credit to the Issuing Bank, (ii) the Issuing Bank rejected the presentment advising that it did not comply with the terms of the Disputed Letter of Credit, and
(iii) the Disputed Letter of Credit expired on April 30, 2001.

         3.B.2 Purchase; Assumption. Each Letter of Credit Lender hereby irrevocably and unconditionally purchases and assumes and shall be deemed to have received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in the Disputed Letter of Credit. Each Letter of Credit Lender hereby assumes its Pro Rata Letter of Credit Share of all costs, fees, expenses, damages, claims, liabilities or expenses, including without limitation, reasonable attorneys' fees (collectively, "Damages"), incurred by the Agent and/or the Issuing Bank in connection with the Disputed Letter of Credit, including any Damages incurred by the Agent and/or the Issuing Bank as a result of the failure to honor the Disputed Letter of Credit; provided, however, that the Letter of Credit Lenders shall have no obligation to the Issuing Bank or the Agent pursuant to this subsection 3.B.2 if, but for the willful misconduct or gross negligence of the Issuing Bank or the Agent (as determined in a final, non-appealable judgment by a court of competent jurisdiction), the Damages for which the Issuing Bank or the Agent seeks reimbursement or payment would not have arisen. If the Issuing Bank or the Agent incurs any Damages related to the Disputed Letter of Credit, it shall notify the Letter of Credit Lenders of such Damages, which the Letter of Credit Lenders agree to reimburse to the Issuing Bank or the Agent in accordance with their Pro Rata Letter of Credit Shares.

         3.B.3 Payments Under Disputed Letter of Credit. In the event that the Agent or the Issuing Bank makes any payment(s) to SE Banken under the Disputed Letter of Credit, the Agent or the Issuing Bank shall notify the Borrower via telephone, e-mail or telecopy of such payment. Any amount paid or to be paid by the Agent or the Issuing Bank under the Disputed Letter of Credit shall be added to the outstanding unpaid principal amount of the Letter of Credit Loans due and payable on the Maturity Date (or such earlier date on which the Loans become due and payable) and, once paid by the Agent or the Issuing Bank, shall bear interest at a rate per annum equal to the Base Rate. In addition, regardless of whether the Agent or the Issuing Bank makes any payment(s) to SE Banken under the Disputed Letter of Credit, if the Agent notifies the Borrower of any Damages incurred by the Agent in connection with the Disputed Letter of Credit, within 30 days the Borrower shall reimburse the Agent or the Issuing Bank, as applicable, in immediately available funds for such Damages incurred by the Agent or the Issuing Bank.

     SECTION 4. REPRESENTATIONS AND WARRANTIES

         To induce the Agent and the Lenders to enter into this Agreement, the Borrower hereby represents and warrants to the Agent and each Lender, that:

         4.1 Financial Condition. (a) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries, as of September 30, 1999, and 2000, have been certified by the Borrower's independent auditors, acceptable to the Agent, and the related audited consolidated statements of income, shareholders' equity and cash flows for the two fiscal years then ended copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates and the consolidated results of their operations and their cash flows for the two fiscal years then ended, in conformity with GAAP.

         (b) The unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries, for each of the fiscal quarters ended December 31, 2000, March 31, 2001, and June 30, 2001, and the related unaudited consolidated statements of income for each such fiscal quarter, and the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries, for the nine-month period ended June 30, 2001, and the related unaudited consolidated statements of income for such period, all certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations for the period then ended (subject to normal year-end audit adjustments and the absence of certain notes thereto). All such financial statements, including the related schedules and notes thereto, have been prepared on a basis consistent with the September 30, 2000, financial statements of the Borrower.

         4.2 Corporate Existence; Compliance with Law. The Borrower and each Active Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

         4.3 Corporate Power, Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes, to consummate the Plan of Reorganization and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent, approval or authorization of, filing with, notice to or other act by any Governmental Authority or any other Person is required in connection with the borrowings hereunder, the Plan of Reorganization or with the execution, delivery, and performance of the Loan Documents or the Plan of Reorganization to which any Loan Party is a party or in connection with the transactions contemplated thereby, other than (a) filings and recordings in order to perfect the Liens in favor of the Agent for the benefit of the Lenders created by the Security Documents, (b) such orders, consents, approvals and authorizations of, and all notices and all written assumptions of obligations to, Governmental Authorities and any other Persons which have been heretofore obtained, made or given and are in full force and effect, and complete and correct copies of which have heretofore been furnished to the Agent, (c) any consent, approval, authorization, filing or notice, the failure of which to obtain would not have a Material Adverse Effect, (d) filings of Uniform Commercial Code financing statements listed in Schedule 4.3 in the appropriate filing offices in the appropriate jurisdictions in favor of the Agent for the benefit of the Lenders in order to perfect the Liens of the Agent for the benefit of the Lenders created by the Security Documents and (e) filings related to any trademarks of the Borrower or its Subsidiaries to perfect the Liens of the Agent for the benefit of the Lenders created by any Subsidiary Trademark Security Agreement. This Agreement has been, and each other Loan Document to which any Loan Party is or will be a party will be, duly executed and delivered on behalf of such Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document to which any Loan Party is or will be a party when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party thereto enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whenever enforcement is sought by proceedings in equity or at law).

         4.4 No Legal Bar. The execution, delivery and performance of the Loan Documents to which any Loan Party is a party, will not violate any Requirement of Law or any indenture, agreement or other instrument to which any Loan Party is a party or by which it or any of its property is bound and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or any such indenture, agreement or other instrument.

         4.5 No Material Litigation. Except as set forth in the Plan of Reorganization and in the Disclosure Statement, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Loan Party or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

         4.6 No Default. Neither the Borrower nor any Active Subsidiary is in default under or with respect to any indenture, agreement or other instrument (other than with respect to trade payables incurred in the ordinary course of business) to which the Borrower or Active Subsidiary, as applicable, is a party or by which it or any of its property is bound in any respect which could reasonably be expected to have a Material Adverse Effect except for any such indenture, agreement or other instrument related to Indebtedness that will be satisfied and from which the Borrower or Active Subsidiary, as applicable, will be released on the Closing Date. No default or event of default has occurred and is continuing under the IRB Documents. No Default or Event of Default has occurred and is continuing.

         4.7 Ownership of Property; Liens. Each Loan Party has good record and marketable title (except for such encumbrance or restriction arising in the ordinary course of business which do not materially restrict the intended use of such property) in fee simple to, or a valid leasehold interest in, all its real property (other than any real property located in Brazil owned directly or indirectly by CPM Brazil Inc. or any of its Subsidiaries), and good title to, or a valid leasehold interest in, all its other material property, except for such minor defects in title that do not affect the ability to use such property in the conduct of its business, and none of such property is subject to any Lien except as set forth on Schedule 4.7 or as permitted by subsection 7.3.

         4.8 Intellectual Property. Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual

Property") and except for any Intellectual Property registered in Brazil and owned directly or indirectly by CPM Brazil Inc. or any of its Subsidiaries. To the best of the Borrower's knowledge, no claim has been asserted or is pending by any Person challenging or questioning the use of any such Intellectual Property by any Loan Party or the validity or effectiveness of any such Intellectual Property except for such claims which even if successful could not reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by any Loan Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         4.9 No Burdensome Restrictions. After giving effect to the Plan of Reorganization, no indenture, agreement or other instrument to which the Borrower or any Active Subsidiary is a party or by which it or any of its property is bound could reasonably be expected to have a Material Adverse Effect.

         4.10 Taxes. Except as otherwise disclosed in the Disclosure Statement and in the Plan of Reorganization, the Borrower and each Active Subsidiary have filed or caused to be filed all federal, state and local tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party).

         4.11 ERISA. Except as otherwise disclosed in the Disclosure Statement and in the Plan of Reorganization, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA and whether or not waived) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan that remains outstanding in any respect and that could reasonably be expected to have a Material Adverse Effect, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. Except with respect to the CPM Defined Benefit Plan, which, subject to the approval of the proper Governmental Authorities, is due to be terminated on February 28, 2002, no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a plan has arisen, during such five-year period that has resulted in any material liability. Except with respect to the CPM Defined Benefit Plan, the present value of all accrued benefits under each Single Employer Plan based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Attached as Schedule 4.11(a) is a copy of the "Notice of Intent to Terminate the Consolidated Process Machinery, Inc. Pension Plan," executed by the administrator of the CPM Defined Benefit Plan, as sent to all participants in the CPM Defined Benefit Plan, and setting forth the date on which the CPM Defined Benefit Plan will be terminated, and attached as Schedule 4.11(b) is written confirmation from the Borrower's actuary regarding the approximate present value of the accrued benefits under the CPM Defined Benefit Plan as of December, 2001. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made and no such Multiemployer Plan is in Reorganization or Insolvent, except in each instance where such liability, reorganization or insolvency could not reasonably be expected to have a Material Adverse Effect. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower for post-retirement benefits to be provided to its current and former employees under Plans, other than the CPM Defined Benefit Plan, that are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount which could reasonably be expected to have a Material Adverse Effect. Each Commonly Controlled Entity that has liability for post-retirement benefits has adopted Financial Accounting Standard No. 106.

         4.12 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940 as amended. The Borrower is not subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

         4.13 Subsidiaries. The Persons listed on Schedule 4.13 constitute all the foreign and domestic Subsidiaries of the Borrower at the date hereof. Such schedule identifies the state or country of incorporation of each such Subsidiary and, if such Subsidiary is not a direct wholly-owned Subsidiary of the Borrower, the percentage ownership of such Subsidiary directly or indirectly owned by the Borrower and the ownership chain for such Subsidiary.

         4.14 Environmental Matters. (a) (a) Except as disclosed on Schedule 4.14, no real estate currently owned or leased by the Borrower or any or its Subsidiaries, to the best of the Borrower's knowledge, contains any Materials of Environmental Concern in amounts or concentrations which could reasonably be expected to give rise to a material liability under any Environmental Law.

         (b) Except as disclosed in Schedule 4.14, to the best of the Borrower's knowledge, all real estate currently owned or leased by the Borrower and its Subsidiaries and all operations thereon are in material compliance with all applicable Environmental Laws, and to the best of the Borrower's knowledge, there is no contamination at, under or about such real estate or violation of any Environmental Law with respect to such real estate or the business operated by any Loan Party (the "Business") which could reasonably be expected to have a Material Adverse Effect or interfere with the continued operation of such real estate.

         (c) Except as disclosed in Schedule 4.14, there are no existing or potential Environmental Claims against the Borrower or any of its Subsidiaries, and neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the real estate currently owned, leased or operated by the Borrower or any of its Subsidiaries or the Business which could reasonably be expected to have a Material Adverse Effect.

         (d) To the best of the Borrower's knowledge, no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened under any Environmental Law to which any Loan Party is or will be named as a party with respect to any real estate currently owned, leased or operated by the Borrower or any of its Subsidiaries or the Business which could reasonably be expected to have a Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such real estate or the Business which could reasonably be expected to have a Material Adverse Effect.

         (e) No matter disclosed on Schedule 4.14 nor any aggregation of such matters could reasonably be expected to have a Material Adverse Effect.

         4.15 Indebtedness. Pursuant to the Plan of Reorganization, as of the Closing Date, the amount of unsecured pre-petition indebtedness outstanding is as set forth on Schedule 4.15.

         4.16 Intentionally Omitted.

         4.17 Intentionally Omitted.

         4.18 Insurance. Schedule 4.18 lists all insurance maintained by the Loan Parties as of the Closing Date.

         4.19 Intentionally Omitted.

         4.20 Labor Relations. Neither the Borrower nor to the best knowledge of the Borrower, any of its Active Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect and there is (i) no unfair labor practice complaint pending against the Borrower or to the best knowledge of the Borrower, any of its Active Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or to the best knowledge of the Borrower, any of its Active Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slow down or stoppage pending against the Borrower or to the best knowledge of the Borrower, any of its Active Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Active Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation proceeding is pending with respect to the employees of the Borrower or any of its Active Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

         4.21 Intentionally Omitted.

         4.22 Bank Accounts. Schedule 4.22 (as the same may be updated pursuant to the provisions of subsection 6.14 after the Closing Date) sets forth a true and complete list of all accounts of whatever nature maintained with a bank or other financial institution by each of the Borrower and its Subsidiaries (the "Domestic and Foreign Bank Accounts").

         4.23 Intentionally Omitted.

         4.24 Intentionally Omitted.

     SECTION 5. CONDITIONS PRECEDENT

         5.1 Conditions to Loans. The agreement of each Lender to enter into this Agreement on the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the Closing Date, of the following conditions precedent:

         (a) Loan Documents. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (ii) for the account of each applicable Lender, a Term Note and/or Letter of Credit Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (iii) each of the Pledge Agreements, each executed and delivered by a duly authorized officer of each Loan Party thereto, with a counterpart for the Agent and a counterpart or a conformed copy for each Lender, (iv) each of the Guarantees, each executed and delivered by a duly authorized officer of each Loan Party thereto, with a counterpart for the Agent and a counterpart or a conformed copy for each Lender,
(v) each of the Security Agreements, each executed and delivered by a duly authorized officer of each Loan Party party thereto, with a counterpart for the Agent and a counterpart or a conformed copy for each Lender, (vi) each of the Mortgages covering the Mortgaged Properties listed on Schedule II, each executed and delivered by a duly authorized officer of each Loan Party party thereto, with a counterpart for the Agent and a counterpart or a conformed copy for each Lender, (vii) each of the Leasehold Mortgages covering the leased properties listed on Schedule III, each executed and delivered by a duly authorized officer of each Loan Party party thereto, with a counterpart for the Agent and a counterpart or a conformed copy for each Lender, and (viii) bank agency agreements with all domestic banks where the Borrower and /or any of its Subsidiaries have an account and foreign banks (to the extent permitted by applicable law) where Borrower and/or any of its Subsidiaries have an account, duly executed by such banks and the Borrower and in form and substance satisfactory to Agent.

         (b) Entry of Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order, which Order shall be in form and substance satisfactory to the Required Lenders.

         (c) Effectiveness of Plan of Reorganization. The Effective Date shall have occurred and the Confirmation Order shall be final, non-appealable, valid, subsisting and continuing and, all conditions precedent to the effectiveness of the Plan of Reorganization shall have been fulfilled.

         (d) Financial Statements. The Agent shall have received the financial statements required to be delivered pursuant to subsections 4.1(a) and (b), as well as the unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of September, 2001, and October, 2001, and the related unaudited consolidated and consolidating statements of income of the Borrower and its consolidated Subsidiaries for such months and for the portion of the year through the end of such months, as further described in subsection 6.1(c)(i).

         (e) Closing Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit H, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of the Borrower.

         (f) Corporate Proceedings of the Borrower. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of (w) this Agreement and the other Loan Documents to which it is a party, (x) the execution, delivery and performance of the Plan of Reorganization and the consummation of the Plan of Reorganization, and (ii) the granting by it of the Liens created pursuant to the Borrower Security Documents, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (g) Borrower Incumbency Certificate. The Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document, reasonably satisfactory in form and substance to the Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of the Borrower.

         (h) Corporate Proceedings of Subsidiaries. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Agent, of the Board of Directors of each Subsidiary of the Borrower which is a party to a Loan Document authorizing
(i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Subsidiary Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (i) Subsidiary Incumbency Certificates. The Agent shall have received, with a counterpart for each Lender, a certificate of each Subsidiary of the Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiaries executing any Loan Document, reasonably satisfactory in form and substance to the Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of each such Subsidiary Corporate Documents.

         (j) Corporate Documents. The Agent shall have received, with a copy for each Lender, true and complete copies of the certificate of incorporation and by-laws of the Borrower and each Active Subsidiary, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

         (k) Filings. All filings and other actions required to create and perfect a first priority security interest in favor of the Agent for the benefit of the Lenders on all Collateral owned or to be owned by the Borrower and its Subsidiaries, including, but not limited to, the real property located on Wharf Way, Glen Parva, Leicestershire, England, shall have been duly made or taken, and all such Collateral shall be free and clear of other Liens except Liens permitted under the Loan Documents. To the extent that all filings and other actions required to create and perfect a first priority security interest in the Collateral are not made or taken on or prior to the Closing Date, the Agent and the Lenders shall be reasonably satisfied that the filings or other actions made or taken on or prior to the Closing Date are sufficient to give the Lenders the practical benefit of the Collateral and that all other filings and other actions which have not been made or taken on or prior to the Closing Date will be completed as soon as practicable after the Closing Date.

         (l) Compliance Certificate. The Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit J, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Agent, executed by a Responsible Officer and the Secretary or an Assistant Secretary of the Borrower.

         (m) Pledged Stock; Stock Powers. The Agent shall have received the certificates representing the shares pledged pursuant to each of the Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof (or, in the case of the Foreign Subsidiaries, the applicable action required to perfect the Agent's pledge shall have been taken).

         (n) Title Insurance Policy. The Agent shall have received in respect of each parcel covered by each Mortgage to be delivered on the Closing Date a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the Closing Date, provided, however, that a title policy or binder shall not be required for parcels located in England and registered with "title absolute" at HM Land Registry. Each such policy shall (i) be in an amount set forth on Schedule 5.1(n), not to exceed the fair market value of such parcel; (ii) be issued at ordinary rates; (iii) insure that the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except as set forth in Schedule 4.7; (iv) name the Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy; (vi) contain such endorsements and affirmative coverage as the Agent may request and (vii) be issued by title companies reasonably satisfactory to the Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Agent). The Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

         (o) Workers Compensation Insurance and Fire Insurance. The Agent shall have received supporting information (including but not limited to copies of the underlying insurance policies) in form and substance satisfactory to it regarding the following Unexpired Letters of Credit:

                  (i) Irrevocable Standby Letter of Credit, Number 961121IS626, issued by Credit Lyonnais New York Branch on behalf of the Borrower for the benefit of Insurance Company of the State of Pennsylvania (in connection with the Borrower's workers compensation insurance obligations); and

                  (ii) Irrevocable Standby Letter of Credit, Number 961209S655, issued by Credit Lyonnais New York Branch on behalf of the Borrower for the benefit of National Union Fire Insurance Company of Pittsburgh and such other beneficiaries as may be listed therein.

         (p) Copies of Documents. The Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in subsection 5.1(n) and listed on Schedule 4.7 and a copy, certified by such parties as the Agent may reasonably deem appropriate, of all other documents affecting the property covered by each Mortgage to be delivered on the Closing Date.

         (q) Insurance. The Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of subsection 6.5, Section 4.1 of each of the Security Agreements and Section 1.3 or paragraphs 2 and 10 of each of the Mortgages shall have been satisfied.

         (r) Legal Opinion. The Agent shall have received, with a counterpart for each Lender, executed legal opinions of counsel to the Borrower and the domestic Active Subsidiaries, substantially in the form attached hereto as
Exhibit I.

         (s) Bank Agency Agreements. The Agent shall have received duly executed back agency agreements pursuant to subsection 6.14.

         (t) Professional Fees; Agency Fee. The Agent shall have received from the Borrower $40,000 to defray professional fees incurred by the Agent, as well as $75,000 to cover the annual agency fee pursuant to subsection 3.8.

     SECTION 6. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, from and after the Closing Date, so long as any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder unless the Required Lenders shall have otherwise consented in writing, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Active Subsidiaries to:

         6.1 Financial Statements. Furnish to the Agent, with a copy for each
Lender:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, including the fiscal year ending September 30, 2001, a copy of the consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on (other than with respect to consolidating statements) (the "Year-End Financials") without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Moore Stephens Lovelace, P.A., or other independent certified public accountants of nationally recognized standing acceptable to the Agent; provided, however, that delivery of such Year-End Financials with a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, in and of itself will not constitute an Event of Default under this Agreement but will give rise to the Agent's right to conduct field examinations, entirely at the Borrower's expense, as provided by subsection 3.9(a) hereof.

         (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries (subject to normal year-end audit adjustments and the absence of certain notes); and

         (c) as soon as available, but in any event not later than 45 days after the end of each month, (i) the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income of the Borrower and its consolidated Subsidiaries for such month and the portion of the year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries (subject to normal year-end audit adjustments and the absence of notes); and (ii) a monthly summary of invoiced sales, aged accounts receivables and accounts payables, customer deposits and backlog, substantially in the form attached hereto as Schedule 6.1(c)

all such financial statements shall be prepared in accordance with generally accepted accounting principles (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of certain notes) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         6.2 Certificates; Other Information. Furnish to the Agent, with a copy for each Lender:

         (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a written statement of the independent certified public accountants reporting on such financial statements (unless such accountants are prohibited by law or the Financial Accounting Standards Board (or any successor) from providing such statement) to the effect that in the course of the audit upon which their certification of such financial statements was based (but without any special or additional audit procedures for the purpose) they obtained knowledge of no condition or event relating to financial matters which constitutes a Default or an Event of Default or, if such accountants shall have obtained in the course of such audit knowledge of any Default or Event of Default, disclosing in such written statement the nature and period of existence thereof, it being understood that such accountants shall be under no liability, directly or indirectly, to the Lenders for failure to obtain knowledge of any such condition or event;

         (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and 6.1(b), a certificate of a Responsible Officer certifying that, to the best of such Officer's knowledge, each of the Borrower and its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has no knowledge of any Default or Event of Default except as specified in such certificate;

         (c) concurrently with the delivery of the financial statements referred to in subsections 6.l(a) and 6.1(b), a certificate of a Responsible Officer, substantially in the form of Exhibit J hereto (the "Compliance Certificate"), showing in detail satisfactory to the Agent (including, where applicable, differences in the application of generally accepted accounting principles used in such financial statements and the application of GAAP) compliance by the Borrower with the covenants contained in subsections 7.1, 7.3(d), 7.4(c), 7.6,
7.7 and 7.8 hereof and, to the extent not otherwise required to be delivered pursuant to subsections 6.1 and 6.2, statements of the Borrower's and its Subsidiaries' quarterly cash flows for the periods covered by such covenants, with respect to which compliance is to be demonstrated in such Compliance Certificate, and a computation of the amount of the Borrower's and its Subsidiaries' capital expenditures made during such period and during the portion of the fiscal year through the end of the period covered by such Compliance Certificate;

         (d) not later than 30 days after the end of each fiscal year of the Borrower, subject to the provisions of subsection 10.16, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared in good faith and based upon reasonable assumptions and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

         (e) within ten days after the same are sent, copies of all financial statements and other financial information, proxy materials and other information and reports which the Borrower files with the SEC or any securities exchange on which the Borrower's common stock is traded or delivers to its stockholders or to holders of its Indebtedness (or any trustee, agent or other representative therefor);

         (f) promptly after the receipt thereof by the Borrower or any of its Active Subsidiaries, subject to the provisions of subsection 10.16, a copy of any "management letter" received by any such Person from its certified public accountants and the management's responses thereto;

         (g) promptly upon, and in any event within ten Business Days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such officer reasonably concludes that such environmental matters would not, individually or when aggregated with all other such environmental matters, have a Material Adverse Effect:

                  (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any real property owned or operated by the Borrower or any of its Subsidiaries;

                  (ii) any condition or occurrence on or arising from any real property currently or formerly owned or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such real property;

                  (iii) any condition or occurrence on any real property currently or formerly owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such real property under any Environmental Laws; and

                  (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Materials of Environmental Concern on any real property currently or formerly owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to each Lender all notices received by it or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA;

all such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto. In addition, the Borrower will provide the Lenders with copies of all material communications with any government or governmental agency relating to Environmental Laws, all communications with any Person (other than its attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this
Section 6.2(g), and such detailed reports (not subject to attorney-client or attorney work product privileges) of any such Environmental Claim as may reasonably be requested by the Lenders; and

         (h) promptly, such additional financial and other information that is in the Borrower's possession as any Lender may from time to time reasonably request through the Agent.

         6.3 Payment of Taxes and Other Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its taxes and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with generally accepted accounting principles with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

         6.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by the Borrower and its Active Subsidiaries and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.5; comply with all Requirements of Law, including, without limitation, the Confirmation Order, the Plan of Reorganization and any indenture, agreement or other instrument to which any Loan Party is a party or by which it or any of its property is bound which is material to the Borrower and its Active Subsidiaries taken as a whole, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.5 Maintenance of Property Insurance. Keep all property useful and necessary in its business in good working order and condition, normal wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender which so requests, upon reasonable written request, full information as to the insurance carried.

         6.6 Inspection of Property, Books and Records; Discussions. Keep proper books of records and account in conformity with generally accepted accounting principles and applicable regulatory standards; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time upon reasonable prior notice and as often as may be reasonably required and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers of the Borrower and its Subsidiaries.

         6.7 Notices. Promptly give written notice to the Agent and each Lender of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any indenture, agreement or other instrument to which the Borrower or any Active Subsidiary is a party or by which it or any of its property is bound which is material to the Borrower and its Active Subsidiaries taken as a whole, or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any Active Subsidiary on the one hand and any Governmental Authority on the other, which in either case of clauses (i) or (ii) of this paragraph (b), if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding affecting any Loan Party in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

         (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any lien (within the meaning of Section 4068 of ERISA) in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

         (e) any development or event which in the reasonable judgment of the Borrower has had or could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the prospects of the Borrower and its Active Subsidiaries taken as a whole;

         (f) any Environmental Claim asserted by any Governmental Authority or third party or any discovery by Borrower or any Subsidiary of any occurrence or condition with respect to any Material of Environmental Concern that is reasonably likely to involve remediation costs or liability greater than $250,000; and

Each notice pursuant to the foregoing paragraphs of this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         6.8 Environmental Law. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws (the "Remedial Work") and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith and with due diligence by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect and reserves in conformity with generally accepted accounting principles with respect thereto have been provided on the books of the Borrower or the applicable Active Subsidiary as the case may be.

         (c) If the Borrower or any of its Active Subsidiaries does not timely commence and diligently prosecute to completion the Remedial Work, and is not contesting the need to perform Remedial Work as provided in Section 6.8(b) above, the Agent may (but shall not be obligated to), upon 30 days prior written notice to the Borrower of its intention to do so, cause such Remedial Work to be performed. The Borrower shall pay or reimburse the Agent on demand for all expenses (including attorneys' fees and disbursements), reasonably relating to or incurred by the Agent in connection with monitoring, reviewing or performing any Remedial Work.

         6.9 Maintenance of Liens of the Security Documents. Promptly, upon the reasonable request of the Agent, at the Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise reasonably deemed by the Agent necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby.

         6.10 Pledge of After Acquired Property. If at any time following the Closing Date the Borrower or any of its Subsidiaries shall acquire at any time property of any nature whatsoever which is intended to be covered by the terms of the applicable Security Document and is not otherwise subject to the Lien created by each Security Document as soon as possible and in no event later than 30 days after the relevant acquisition date and, to the extent permitted by applicable law, grant to the Agent for the ratable benefit of the Lenders a first priority Lien on such property as collateral security for the Obligations (as defined in the Borrower Security Agreement) pursuant to documentation reasonably satisfactory in form and substance to the Agent. The Borrower, at its own expense, shall execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument (including legal opinions, title insurance, consents and corporate documents) and take all such actions reasonably deemed by the Agent to be necessary or desirable to ensure the creation, priority and perfection of such Lien. The Borrower shall cause each New Subsidiary of the Borrower created or acquired after the date hereof, immediately upon such creation or acquisition, to execute a Subsidiary Security Agreement and an instrument in form and substance reasonably satisfactory to the Agent pursuant to which such New Subsidiary shall become a party to the Subsidiaries' Guarantee as a guarantor thereunder, and the Borrower shall execute and deliver a Supplement to the Borrower Pledge Agreement in form and substance reasonably satisfactory to the Agent, or shall cause the Subsidiary of the Borrower which holds the Capital Stock of such New Subsidiary to execute and deliver a Subsidiary Pledge Agreement or a Supplement to the Subsidiary Pledge Agreement to which it is a party, providing for the pledge of 100% of the issued and outstanding Capital Stock of such New Subsidiary to the Agent for the benefit of the Lenders (65% in the case of a New Foreign Subsidiary), and the Borrower shall deliver to the Agent the stock certificates evidencing such Capital Stock together with undated stock powers for each such certificate, duly executed in blank (or, in the case of a New Foreign Subsidiary, take such other action as has the same substantive effect under applicable law).

         6.11 Accuracy of Information. Assure that (a) the written information relating to the Borrower and its Subsidiaries and (b) the information contained in any and all filings made by the Borrower with the SEC (collectively, the "Information") will be, as of the date such

Information is given or filed or the dates otherwise specified therein, accurate in all material respects and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

         6.12 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Agent and the Required Lenders does not within 30 days after a request from the Agent or the Required Banks deliver evidence, in form and substance reasonably satisfactory to the Agent and the Required Lenders, with respect to any Foreign Subsidiary that has not already had all of its stock pledged pursuant to the applicable Pledge Agreement that a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, would cause the undistributed earnings of such Foreign Subsidiary as determined for federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for federal income tax purposes, then that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to such Pledge Agreement shall be pledged to the Agent for the benefit of the Lenders pursuant to a pledge agreement in form and substance reasonably satisfactory to the Agent and the Required Lenders, to the extent that the entering into such pledge agreement is permitted by the laws of the respective foreign jurisdiction, and with all other related documents to be delivered pursuant to this Section 6.12 to be in form and substance reasonably satisfactory to the Agent and the Required Lenders.

         6.13 Collateral Account. In the event that the Borrower or any of its Subsidiaries receives any insurance proceeds on account of Casualty Losses, such proceeds shall promptly be deposited in a bank account or accounts (the "Collateral Account") maintained by, and under the control of, the Agent, all as provided in the Security Agreement. The amounts deposited into the Collateral Account pursuant to this Section 6.13 shall be released to the Borrower upon receipt by the Agent of a certificate from the Borrower certifying that such amounts shall be used immediately upon receipt to repair or replace property subject to a Casualty Loss. Any Qualifying Insurance and Other Proceeds in the Collateral Account shall be applied in accordance with Section 3.1(a).

         6.14 Bank Accounts. The Borrower and its Subsidiaries shall, at their expense, take all such actions, or cause such actions to be taken, as are necessary or desirable in the judgment of the Agent to cause the Agent for the benefit of the Lenders to have a legal, valid and enforceable fully perfected security interest of first priority in all of the Domestic and Foreign (to the extent permitted by applicable law) Bank Accounts of the Borrower and its Subsidiaries, including the Collateral Account. In this regard the Borrower shall deliver to the Agent a duly executed bank agency agreement in form and substance satisfactory to the Agent. If, with respect to Domestic Bank Accounts, under the laws of any state, the Agent shall not be able to take such a security interest in a checking or similar account, then the Borrower shall not permit the account balance in any such account to exceed $50,000 at any time (after payment of all checks payable on such date) or the account balances in all such accounts collectively to exceed $250,000 in the aggregate at any time.

     SECTION 7. NEGATIVE COVENANTS

         The Borrower hereby agrees that, from and after the Closing Date, so long as any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, unless the Required Lenders shall have otherwise consented in writing, the Borrower shall not, and (except with respect to subsection 7.1) shall not permit any of the Borrower's Subsidiaries to, directly or indirectly:

         7.1 Financial Condition Covenants.

         EBITDA Maintenance. Permit EBITDA of the Borrower and its Active Subsidiaries to be less than the quarterly EBITDA targets shown below for the Borrower and its Active Subsidiaries, tested as of the last day of each of the Borrower's fiscal quarters, the first such test for the first full fiscal quarter following the Effective Date:

            Fiscal Quarter Ended           EBITDA Target ($)
            --------------------           -----------------
                3/31/02                       1,020,000
                6/30/02                       1,020,000
                9/30/02                         117,000
               12/31/02                         961,000
                3/31/03                       1,778,000
                6/30/03                       1,778,000
                9/30/03                         918,000
               12/31/03                       1,075,000
                3/31/04                       1,934,000
                6/30/04                       1,934,000
                9/30/04                       1,013,000
               12/31/04                       1,123,000
                3/31/05                       2,025,000
                6/30/05                       2,025,000

         7.2 Limitation on Indebtedness. With respect to the Borrower or any Active Subsidiary, create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness of the Borrower under this Agreement;

         (b) Indebtedness (i) of the Borrower to any Subsidiary and (ii) of any wholly-owned Domestic Subsidiary of the Borrower to the Borrower or any other Subsidiary, provided that any such Indebtedness referred to in clause (i) of this subsection 7.2(b) or of any such wholly-owned Domestic Subsidiary to any other Subsidiary shall be expressly subordinated to the Loans and the Guarantees on terms and conditions reasonably satisfactory, in each case to the Agent and also, in any case where the amount of such Indebtedness is in excess of $1,000,000, to the Required Lenders and (iii) of any wholly-owned Foreign Subsidiary of the Borrower to the Borrower not to exceed $50,000 in the case of any Foreign Subsidiary and not to exceed $250,000 in the aggregate for all Foreign Subsidiaries; provided that each such Domestic or

Foreign Subsidiary shall have executed a Note (as defined in the Pledge Agreements) in favor of the Borrower or such other Subsidiary evidencing such Indebtedness and such Note has been pledged to the Agent (for the ratable benefit of the Lenders) pursuant to the applicable Pledge Agreement;

         (c) The IRB Indebtedness;

         (d) Indebtedness of the Borrower contemplated to be outstanding pursuant to the Plan of Reorganization after confirmation of such Plan;

         (e) The Intercompany Transactional Indebtedness as described in greater detail in Schedule 7.2(e); and

         (f) The SE Banken Loan.

         7.3 Limitation on Liens. With respect to the Borrower or any Active Subsidiary, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (collectively, the "Permitted Liens"):

         (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with generally accepted accounting principles;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, lessors', landlords' or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements not to exceed $835,000 in the aggregate, provided that, in the event the Borrower or any Active Subsidiary makes any such pledge or deposit, such Person timely shall deliver to the Agent a detailed schedule regarding such pledge or deposit, including, but not limited to, the amount, the date made, any expiration or termination dates and such other information as the Agent reasonably may request;

         (d) deposits by Gencor International Ltd. to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business in an amount not to exceed twelve percent (12%) of the net sales by Gencor International Ltd. over the twelve months immediately preceding the date of such deposit, provided that, Gencor International Ltd. shall deliver to the Agent monthly, with the monthly reports due pursuant to subsection 6.1(c), a detailed schedule regarding all such deposits, including, but not limited to, the amount, the date made, any expiration or termination dates and such other information as the Agent reasonably may request;

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

         (f) Liens evidenced by the IRB Documents;

         (g) Liens created pursuant to the Security Documents;

         (h) any Lien arising by operation of law pursuant to Section 107(1) the Comprehensive Environmental Response, Compensation and Liability Act, or pursuant to analogous state law, for costs or damages (i) which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or (ii) which are being contested in good faith by appropriate proceedings or (iii) which are on property that the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such costs or damages is such property, provided, in any case, that the liability of the Borrower (or the Subsidiary of the Borrower that directly owns or operates the affected property) with respect to the matter giving rise to such Lien shall not, in the reasonable estimate of the Agent (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $200,000 for all such Liens.

         7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

         (a) the Guarantees, including any Guarantee Obligations arising under any rights of contribution thereunder;

         (b) guarantees existing on the Closing Date by the Borrower's Subsidiaries, of the IRB Indebtedness permitted by subsection 7.2(c); or

         (c) performance guarantees not to exceed, in the aggregate, twelve percent (12%) of the net sales of Gencor International Ltd., including any amounts permitted under subsection 7.3(d) above.

         7.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

         (a) any wholly-owned Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of the Borrower provided that in each case, after giving effect to such merger or consolidation, the continuing or surviving corporation's net worth shall not be less than that of either of the corporations so consolidated or merged immediately prior to such merger or consolidation;

         (b) any wholly-owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly-owned Domestic Subsidiary of the Borrower that is a Guarantor;

         (c) any Troubled Subsidiary may be dissolved.

         7.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly-owned Domestic Subsidiary that is a Guarantor, except:

         (a) the sale of inventory in the ordinary course of business;

         (b) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof, provided the Net Proceeds of such sale or discount are applied in accordance with subsection 3.1(a);

         (c) as permitted by subsection 7.5(b);

         (d) Asset Sales, provided that (w) the consideration received for such Asset Sale is in an amount determined in good faith by the Board of Directors of the Borrower to be fair and reasonable and such sale is to a person not an Affiliate of the Borrower or any of its Subsidiaries and (x) the Net Proceeds of such Asset Sales are applied in accordance with subsection 3.1 and the Agent (for the benefit of the Lenders) is granted a first priority security interest in all non-cash proceeds; and provided, further, that neither the Borrower nor any of its Subsidiaries may sell equity securities issued by any of their respective Subsidiaries unless, as a result of such sale, neither the Borrower nor any of its Subsidiaries shall own, directly or indirectly, any interest whatsoever in the Subsidiary whose equity securities are being sold;

         (e) sales of equipment and other property, including leasehold interests, in the ordinary course of business in an aggregate amount not exceeding $125,000 in any fiscal year and $500,000 in the aggregate from and after the Closing Date for all such sales and the proceeds of which are applied in accordance with subsection 3.1(a); and

         (f) the sale, transfer or other disposition of any asset in the ordinary course of business which is obsolete for its intended use.

         7.7 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower and other than dividends payable by any Subsidiary to the Borrower, directly or indirectly) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary.

         7.8 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Adjusted Capital Expenditures, except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its consolidated Subsidiaries, during any fiscal year of the Borrower an amount equal to $600,000.

         7.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person (collectively, "Investments"), except:

         (a) extensions of trade credit and accounts receivable generated in the ordinary course of business;

         (b) Investments in Cash Equivalents;

         (c) The formation of new Subsidiaries provided such Subsidiaries execute a Guarantee guaranteeing the Borrower's obligations hereunder and Subsidiary Security Documents in form and substance satisfactory to Agent;

         (d) Investments by the Borrower in its wholly-owned Domestic Subsidiaries and Investments by such Subsidiaries in the Borrower and in other wholly-owned Domestic Subsidiaries (but only to the extent that all such Investments in Subsidiaries are evidenced by a promissory note or notes); provided that no Investment may be made by the Borrower and its Subsidiaries in any Foreign Subsidiary (other than the purchase of notes evidencing Indebtedness permitted to be incurred under subsection 7.2(b));

         (e) advances on sales commissions made in the ordinary course of business in an aggregate amount not to exceed $100,000 at anytime outstanding.

         7.10 Limitation on Optional Payments and Modifications of Debt Instruments and Capital Stock. (a) Make any optional payment or prepayment or any purchase or redemption of any Indebtedness for borrower money (other than the Loans) or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness for borrowed money (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon) or (c) amend the Certificate of Incorporation of the Borrower or (d) amend, modify or change any of the terms of any debt instrument issued by the Borrower or any of its Subsidiaries in connection with the Plan of Reorganization.

         7.11 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a Person which is not an Affiliate, provided that the foregoing restriction shall not apply to the indemnification of directors of the Borrower and its Subsidiaries in accordance with customary practice.

         7.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

         7.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than September 30.

         7.14 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement after the Closing Date, other than (a) this Agreement, (b) operating leases with respect to any leased asset leased, (c) the IRB Documents, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or of any of the Subsidiaries to declare or pay dividends or to make loans or other advances to the Borrower, directly or indirectly.

         7.15 Limitation on Lines of Business. Enter into any business either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement and other similar businesses involving the manufacture of industrial or capital goods, or which are directly related thereto.

         7.16 Limitation on New Bank Accounts. Open any new Bank Account without the prior written consent of the Agent and without prior written notice to each of the Lenders.

         7.17 Limitation on Issuance of Capital Stock by Subsidiaries. Permit any direct or indirect Subsidiary of the Borrower to issue or grant any Capital Stock of such Subsidiary to any Person, other than the Borrower or a wholly-owned Domestic Subsidiary of the Borrower.

         7.18 Limitation on Increases in Officers' and Directors' Compensation.
(i) During the period commencing on the Closing Date and ending on the first anniversary of the Closing Date, increase the total compensation to individual officers and directors or permit any Subsidiary to increase such compensation beyond the compensation payable to such individual officers and directors prior to the date of the Confirmation Order and (ii) commencing on the first anniversary of the Closing Date, increase the total compensation to individual officers and directors or permit any Subsidiary to increase such compensation, by more than ten percent annually exclusive of stock options resulting in no net cash outlay by the Borrower or any of its Subsidiaries. The Borrower or its Subsidiaries may continue to operate existing stock option plans or may implement new stock option plans only if (I) the exercise of options thereunder will result in no net cash outlay by the Borrower or any of its Subsidiaries and
(II) the directors, officers and other senior managers who are plan participants deliver to the Agent for the benefit of the Agent and the Lenders properly executed personal guarantees of negative cash outlays associated with the exercise of such stock options by such directors, officers and other senior management, the form of such personal guarantees to be provided to the Borrower by the Agent prior to the Closing Date, and (III) in the case of implementation of a new stock option plan, the Borrower or its Subsidiary also delivers to the Agent, with a copy for each Lender, a copy of the proposed plan.

         7.19 Limitation on Ability to Contest Lenders' Liens. Contest or otherwise dispute the validity or priority of any Lien granted by any Loan Party to the Lenders pursuant to any of the Security Documents.

         7.20 Inventory Limitations. Permit Inventory of the Borrower or any of its Subsidiaries located at 14800 East Moncrief Place, Aurora, Colorado, to exceed $400,000 in book value.

         7.21 Limitation on Transactions with Troubled Subsidiaries. Notwithstanding anything herein to the contrary, sell or otherwise transfer any of its assets to or make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any investment in, any Troubled Subsidiary.

     SECTION 8. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing ("Event of Default"):

         (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof, or the Borrower shall fail to pay any interest on any Loan, or any fee or other amount payable hereunder, within three Business Days after any such interest, fees or other amount becomes due in accordance with the terms thereof or hereof; or

         (b) Any representation or warranty made or deemed made by any Loan Party other than a Troubled Subsidiary herein or by any Loan Party other than a Troubled Subsidiary in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it pursuant to the Loan Documents shall prove to have been false or misleading in any material respect on or as of the date made or deemed made; or

         (c) (i) The Borrower or any Active Subsidiary shall default in the observance or performance of any agreement or covenant contained in subsection 6.7(a), Section 7 (other than subsections 7.9(a), (b) or (d) or subsection 7.11) or Section 5 of each of the Stock Pledge Agreements or Sections 4.1 and 4.5 of each of the Security Agreements or (ii) any Troubled Subsidiary shall take any willful or intentional action that shall jeopardize the validity of any Guarantee or the validity or priority of any Lien granted by such Troubled Subsidiary to the Lenders pursuant to any of the Security Documents; or

         (d) The Borrower or any Active Subsidiary shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice thereof from the Agent or any Lender to the Borrower; or

         (e) The Borrower or any Active Subsidiary shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans or the SE Banken Loan) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $500,000 in the aggregate; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event (including, without limitation, any mandatory prepayment event) shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due (whether by acceleration, mandatory prepayment or otherwise) prior to its stated maturity or such Guarantee Obligation to become payable; or

         (f) (i) Any Loan Party other than a Troubled Subsidiary shall commence any case, proceeding or other action other than the CPM Bankruptcy (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party other than a Troubled Subsidiary shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against the Borrower or any Active Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 30 days; or (iii) there shall be commenced against the Borrower or any Active Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or (iv) any Loan Party other then a Troubled Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party other than a Troubled Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

         (h) One or more judgments or decrees shall be entered against the Borrower or any Active Subsidiary involving in the aggregate a liability (to the extent not paid or covered by insurance) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

         (i) Except upon completion of an Asset Sale in compliance with subsection 7.6, the Borrower, any Loan Party or any Affiliate of the Borrower or any Loan Party shall assert that any of the Security Documents or the Lien created by any of the Security Documents shall cease, for any reason, to be in full force and effect.

         (j) Any Guarantee shall cease, for any reason (except as expressly provided in such Guarantee), to be in full force and effect or any Guarantor shall so assert; or

         (k) A Change of Control shall have occurred;

         (l) The Confirmation Order is revoked or the Confirmation Order or the Plan of Reorganization is modified without the prior written consent of the Required Lenders;

         (m) The Borrower or any Active Subsidiary shall fail to provide reasonably requested information to, allow reasonable site access to or cooperate fully with the Agent's Accountant or the appraisers selected by the Agent to perform the field examinations and/or appraisals described in subsection 3.9 above; or

         (n) Any event shall occur which constitutes a default or with notice, passage of time or both would constitute a default (subject to any applicable grace period) under the Plan of Reorganization;

then, and in any such event and at any time thereafter during the continuation of such an Event of Default, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Borrower, automatically the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, the following action may be taken: with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by written notice to the Borrower declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Notwithstanding anything herein to the contrary, any event that occurred prior to the date hereof and that, under the Original Credit Agreement, may have constituted an Event of Default (as defined in the Original Credit Agreement) by a Troubled Subsidiary shall not be deemed an Event of Default hereunder or under any other Loan Document; provided, however, that (i) the Agent, the Lenders and the Issuing Bank shall not be deemed to have waived any of their rights, remedies, powers or privileges as against such Troubled Subsidiaries, under the Original Credit Agreement or the Loan Documents executed in connection therewith, arising from any such event; and (ii) for purposes of the provisions contained in this sentence only, the Original Credit Agreement and the Loan Documents executed in connection therewith shall be deemed to survive with respect to the Troubled Subsidiaries only (and the Borrower and Active Subsidiaries shall be treated as neither parties thereto nor bound thereby) concurrently with this Agreement, despite the execution and effectiveness of this Agreement; and provided that upon filing of Articles of Dissolution, Articles of Merger or any other instrument that terminates the corporate existence of a Troubled Subsidiary, such Subsidiary shall be released entirely from, and no longer subject to, the Original Credit Agreement; provided, however, that nothing herein shall be construed as in any way limiting the Agent's continued efforts to foreclose on the property of any Troubled Subsidiary, and Gencor and each Active Subsidiary agrees to cooperate with the Agent in its efforts to foreclose upon such property.

     SECTION 9. THE AGENT

         9.1 Appointment. Each Lender hereby irrevocably designates and appoints Credit Lyonnais New York Branch as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Credit Lyonnais New York Branch, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

         9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         9.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

         9.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall treat the payee of any Note as the owner thereof for all purposes unless the assignment or transfer shall have been recorded in the Register. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         9.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         9.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Loan Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date the Loans shall have been paid in full, ratably in accordance with their Loan Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct (as determined in a final, non-appealable judgment by a court of competent jurisdiction). The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

         9.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         9.9 Successor Agent. The Agent may resign as Agent upon 30 days' written notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

     SECTION 10. MISCELLANEOUS

         10.1 Amendments and Waivers. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, with the consent of the Agent, or, with the written consent of the Required Lenders, the Agent may, from time to time,
(a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or
(b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of subsection 2.2 or 10.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral in each case without the written consent of all the Lenders, (iii) amend, modify or waive any provision of Section 2 or the order of application of prepayments in subsection 3.1 without the written consent of the Required Lenders, (iv) amend, modify or waive any provision of
Section 9 without the written consent of the then Agent (provided that the rights of any prior Agent or Agents shall not be adversely affected thereby). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, and the Agent. In the case of any waiver, the Borrower, the Lenders, and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule IA in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

                 The Borrowers:          Gencor Industries, Inc.
                                         5201 North Orange Blossom Trail
                                         Orlando, Florida  32810
                                         Attention:  John E. Elliott
                                         Telecopy: (407) 299-8241
                                         Telephone: (407) 290-6000

                 With a copy to:         Pachulski Stang Ziehl Young & Jones
                                         10100 Santa Monica Boulevard

                                         Suite 1100
                                         Los Angeles, California  90067
                                         Attention:  Brad R. Godshall, Esq.
                                         Telecopy: (310) 201-0760
                                         Telephone: (310) 277-6910

                 The Agent:              Credit Lyonnais New York Branch
                                         1301 Avenue of the Americas
                                         New York, New York 10019
                                         Attention:  Anne G. Shean
                                         Telecopy: (212) 261-3259
                                         Telephone: (212) 261-7097

                                         And

                                         Credit Lyonnais New York Branch
                                         1301 Avenue of the Americas
                                         New York, New York 10019
                                         Attention:  Mark Koneval
                                         Telecopy: (212) 261-3375
                                         Telephone: (212) 261-7867


provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 3.1 or 3.4 shall not be effective until received.

         10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

         10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses, including legal fees, incurred in connection with the preparation and execution of any further amendment, supplement, modification or waiver to, this Agreement and the other Loan Documents and any other documents prepared in connection therewith,
(b) to pay or reimburse each Lender, the Issuing Bank and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Agent, the Issuing Bank and to each Lender, and (c) to pay, indemnify, and hold each Lender, the Issuing Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, documentary stamp, excise and other taxes, if any, which may be payable or determined to be payable by reason of the execution and delivery of this Agreement and the other Loan Documents and any such other documents, or any amendment, supplement or modification of, or any waiver or consent under or in respect thereof and (d) to indemnify, and hold each Lender, the Issuing Bank and the Agent and their respective affiliates, officers, directors, employees, agents and advisors (each, an "Indemnified Party") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and other charges) with respect to the execution, delivery, performance and consummation of this Agreement, the other Loan Documents, the Disputed Letter of Credit and any such other documents, including, without limitation, any of the foregoing relating to, or arising out of (i) the preparation for a defense of, or participation in, any investigation, litigation, proceeding or other action related to or arising out of the Loan Documents or any other such documents (whether or not such Indemnified Party is a party to such proceeding or other action and whether any such investigation, litigation or proceeding or other action is brought by the Borrower, its stockholders or creditors or by any other Person) or (ii) the violation of, noncompliance with or liability under, any Environmental Law applicable to the Borrower, any of its Subsidiaries or any of the Mortgaged Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to an Indemnified Party with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnified Party (as determined in a final non-appealable judgment by a court of competent jurisdiction). The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

         10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Bank, the Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible to the other parties for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 3.5 and 3.6 with respect to its participation in the Loans outstanding from time to time as if it was a Lender.

         (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Agent (which shall not be unreasonably withheld), to another Person (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit K, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Agent) and delivered to the Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional Assignee, the sum of the aggregate principal amount of the Loans being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans remaining with the assigning Lender are each not less than $1,500,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of paragraph (e) of this subsection, unless requested by the Assignee and/or the assigning Lender, Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 8(f) shall have occurred and be continuing.

         (d) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the

Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Agent) together with payment by the Assignee or the assigning Lender to the Agent of a registration and processing fee of $3,500, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

         (f) Subject to the provisions of subsection 10.16, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower, its wholly-owned Domestic Subsidiaries and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower, its wholly-owned Domestic Subsidiaries and its Affiliates prior to becoming a party to this Agreement.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law, provided that no such assignment shall release a Lender from any of its obligations hereunder.

         10.7 Adjustments; Set-off. (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

         10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower and the Subsidiaries, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties of any party hereto relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Any previous agreement with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.

         10.11 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         10.12 Submission to Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof,

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in subsection 10.2 or at such other address of which the Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         10.13 Acknowledgments. The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to it arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and Lenders, on one hand, and it, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among it and the Lenders.

         10.14 Waivers of Jury Trial. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         10.15 Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

         10.16 Confidentiality. The Lenders shall hold in confidence all non-public information obtained pursuant to the requirements of this Agreement, provided that any Lender may make disclosure (i) reasonably required by any Transferee or prospective Transferee pursuant to subsection 10.6 (subject to the execution by such Transferee or prospective Transferee of a confidentiality letter of the same scope as this subsection 10.16), (ii) as required or requested by any governmental agency or representative thereof or required by law, rule or regulation, (iii) pursuant to legal process, (iv) to the extent reasonably required in connection with the exercise of any remedy hereunder, (v) to any other Person if reasonably necessary to the administration of the Loans or (vi) of any information that has become public knowledge through no fault or action by any Lender; provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by the Borrower.

         10.17 Delivery of Documents to the Lenders. Until such time as the Loans hereunder have been repaid in full, the Agent agrees that it shall deliver promptly to each Lender a copy of each notice, agreement, document or other instrument delivered to it by the Borrower in accordance with the terms of any of the Loan Documents.

                 [Balance of this page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      GENCOR INDUSTRIES, INC.


                                      By:
                                          --------------------------------------
                                          Name: John E. Elliott
                                          Title: Executive Vice President

                                      CREDIT LYONNAIS NEW YORK BRANCH,
                                      as Agent, as a Lender and as Issuing Bank


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                      PB CAPITAL CORPORATION
                                      f/k/a BHF (USA) Capital Corporation

                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                      BALANCED HIGH-YIELD FUND I, LTD.


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                      BANK AUSTRIA CREDITANSTALT CORPORATE
                                        FINANCE, INC.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title

                                      THE ING CAPITAL SENIOR SECURED HIGH
                                        INCOME FUND, L.P.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      ING CAPITAL ADVISORS, LLC

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      ML CBO IV (CAYMAN) LTD.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      PAMCO CAYMAN LTD.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      SKANDINAVISKA ENSKILDA BANKEN CORPORATION


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      ABN AMRO BANK N.V.


                                      By:
                                          --------------------------------------
                                           Name:
                                           Title:

                                      SUNTRUST BANK, a Georgia Banking
                                        Corporation

                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                               TABLE OF CONTENTS

                                                                            Page

SECTION 1.        DEFINITIONS ...........................................      1
     1.1      Defined Terms. ............................................      1
     1.2      Other Definitional Provisions. ............................     16
SECTION 1.A.      RATIFICATION ..........................................     17
     1.A.1    Obligations Under Original Credit Agreement. ..............     17
     1.A.2    Acknowledgment of Security Interests and Liens. ...........     17
SECTION 2.        AMOUNT AND TERMS OF TERM LOANS AND LETTER OF
                  CREDIT LOANS ..........................................     17
     2.1      Term Loans; Letter of Credit Loans. .......................     17
     2.2      Repayment of Term Loans and Letter of Credit Loans;
              Limited Repayment Deferral. ...............................     18
     2.3      Evidence of Term Loan and Letter of Credit Loan. ..........     18
SECTION 3.        GENERAL PROVISIONS APPLICABLE TO LOANS ................     19
     3.1      Prepayments. ..............................................     19
     3.2      Interest Rates and Payment Dates. .........................     20
     3.3      Computation of Interest and Fees. .........................     21
     3.4      Pro Rata Treatment and Payments. ..........................     21
     3.5      Taxes. ....................................................     21
     3.6      Indemnity. ................................................     24
     3.7      Change of Lending Office. .................................     24
     3.8      Annual Agency Fee. ........................................     24
     3.9      Field Examination and Appraisal Fees. .....................     24
SECTION 3.A       RENEWAL OF UNEXPIRED LETTERS OF CREDIT ................     25
     3.A.1    Renewal. ..................................................     25
     3.A.2    Participation by Letter of Credit Lenders. ................     25
     3.A.3    Drawings. .................................................     26
     3.A.4    Other Lender. .............................................     26
     3.A.5    Indemnification. ..........................................     26
     3.A.6    Liability of the Issuing Bank. ............................     27
SECTION 3.B       DISPUTED LETTER OF CREDIT FACILITY ....................     27

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

     3.B.1    Acknowledgment. ...........................................     27
     3.B.2    Purchase; Assumption. .....................................     28
     3.B.3    Payments Under Disputed Letter of Credit. .................     28
SECTION 4.        REPRESENTATIONS AND WARRANTIES ........................     28
     4.1      Financial Condition. ......................................     28
     4.2      Corporate Existence; Compliance with Law. .................     29
     4.3      Corporate Power, Authorization; Enforceable Obligations. ..     29
     4.4      No Legal Bar. .............................................     30
     4.5      No Material Litigation. ...................................     30
     4.6      No Default. ...............................................     30
     4.7      Ownership of Property; Liens. .............................     30
     4.8      Intellectual Property. ....................................     30
     4.9      No Burdensome Restrictions. ...............................     31
     4.10     Taxes. ....................................................     31
     4.11     ERISA. ....................................................     31
     4.12     Investment Company Act; Other Regulations. ................     32
     4.13     Subsidiaries. .............................................     32
     4.14     Environmental Matters. ....................................     32
     4.15     Indebtedness. .............................................     33
     4.16     Intentionally Omitted. ....................................     33
     4.17     Intentionally Omitted. ....................................     33
     4.18     Insurance. ................................................     33
     4.19     Intentionally Omitted. ....................................     33
     4.20     Labor Relations. ..........................................     33
     4.21     Intentionally Omitted. ....................................     33
     4.22     Bank Accounts. ............................................     34
     4.23     Intentionally Omitted. ....................................     34
     4.24     Intentionally Omitted. ....................................     34
SECTION 5.        CONDITIONS PRECEDENT ..................................     34
     5.1      Conditions to Loans. ......................................     34
SECTION 6.        AFFIRMATIVE COVENANTS .................................     37

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

     6.1      Financial Statements. .....................................     37
     6.2      Certificates; Other Information. ..........................     38
     6.3      Payment of Taxes and Other Obligations. ...................     41
     6.4      Conduct of Business and Maintenance of Existence. .........     41
     6.5      Maintenance of Property Insurance. ........................     41
     6.6      Inspection of Property, Books and Records; Discussions. ...     41
     6.7      Notices. ..................................................     41
     6.8      Environmental Law. ........................................     42
     6.9      Maintenance of Liens of the Security Documents. ...........     43
     6.10     Pledge of After Acquired Property. ........................     43
     6.11     Accuracy of Information. ..................................     43
     6.12     Foreign Subsidiaries Security. ............................     44
     6.13     Collateral Account. .......................................     44
     6.14     Bank Accounts. ............................................     44
SECTION 7.        NEGATIVE COVENANTS ....................................     45
     7.1      Financial Condition Covenants. ............................     45
     7.2      Limitation on Indebtedness. ...............................     45
     7.3      Limitation on Liens. ......................................     46
     7.4      Limitation on Guarantee Obligations. ......................     47
     7.5      Limitation on Fundamental Changes. ........................     47
     7.6      Limitation on Sale of Assets. .............................     48
     7.7      Restricted Payments. ......................................     48
     7.8      Limitation on Capital Expenditures. .......................     49
     7.9      Limitation on Investments, Loans and Advances. ............     49
     7.10     Limitation on Optional Payments and Modifications of Debt
              Instruments and Capital Stock. ............................     49
     7.11     Limitation on Transactions with Affiliates. ...............     49
     7.12     Limitation on Sales and Leasebacks. .......................     50
     7.13     Limitation on Changes in Fiscal Year. .....................     50
     7.14     Limitation on Negative Pledge Clauses. ....................     50
     7.15     Limitation on Lines of Business. ..........................     50

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

     7.16     Limitation on New Bank Accounts. ..........................     50
     7.17     Limitation on Issuance of Capital Stock by Subsidiaries. ..     50
     7.18     Limitation on Increases in Officers' and Directors'
              Compensation. .............................................     50
     7.19     Limitation on Ability to Contest Lenders' Liens. ..........     51
     7.20     Inventory Limitations. ....................................     51
     7.21     Limitation on Transactions with Troubled Subsidiaries. ....     51
SECTION 8.        EVENTS OF DEFAULT .....................................     51
SECTION 9.        THE AGENT .............................................     54
     9.1      Appointment. ..............................................     54
     9.2      Delegation of Duties. .....................................     54
     9.3      Exculpatory Provisions. ...................................     54
     9.4      Reliance by Agent. ........................................     55
     9.5      Notice of Default. ........................................     55
     9.6      Non-Reliance on Agent and Other Lenders. ..................     55
     9.7      Indemnification. ..........................................     56
     9.8      Agent in Its Individual Capacity. .........................     56
     9.9      Successor Agent. ..........................................     56
SECTION 10.       MISCELLANEOUS .........................................     57
     10.1     Amendments and Waivers. ...................................     57
     10.2     Notices. ..................................................     57
     10.3     No Waiver; Cumulative Remedies. ...........................     58
     10.4     Survival of Representations and Warranties. ...............     58
     10.5     Payment of Expenses and Taxes. ............................     59
     10.6     Successors and Assigns; Participations and Assignments. ...     59
     10.7     Adjustments; Set-off. .....................................     61
     10.8     Counterparts. .............................................     62
     10.9     Severability. .............................................     62
     10.10    Integration. ..............................................     62
     10.11    Governing Law. ............................................     62
     10.12    Submission to Jurisdiction; Waivers. ......................     62
     10.13    Acknowledgments. ..........................................     63

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page

     10.14    Waivers of Jury Trial. ....................................     63
     10.15    Interest Rate Limitation. .................................     63
     10.16    Confidentiality. ..........................................     63
     10.17    Delivery of Documents to the Lenders. .....................     64

                                    SCHEDULES
                                    ---------

       Schedule IA Term Loan Lenders, Addresses, Term Loan Amounts and Term Loan Percentages
       Schedule IB Letter of Credit Lenders, Letter of Credit Loan Amounts and Letter of
                                Credit Loan Percentages
       Schedule IC              Unexpired Letters of Credit
       Schedule II              Mortgages
       Schedule III             Leasehold Mortgages
       Schedule 3.1(e)          Quarterly Revenue Projections
       Schedule 4.3             Filing Offices
       Schedule 4.7             Exceptions to Title
       Schedule 4.11(a)         Notice of Intent to Terminate CPM Defined
                                Benefit Plan
       Schedule 4.11(b) Actuary's Confirmation of CPM Defined Benefit Plan Information
       Schedule 4.13            Subsidiaries
       Schedule 4.14            Environmental Matters
       Schedule 4.15            Unsecured Pre-petition Indebtedness
       Schedule 4.18            Insurance
       Schedule 4.22            Bank Accounts
       Schedule 5.1(n)          Title Insurance Policies
       Schedule 6.1(c)          Form of Monthly Other Report
       Schedule 7.2(e)          Intercompany Transactional Indebtedness

                                    EXHIBITS
                                    --------

       Exhibit A-1              Form of Amended and Restated Borrower Security
                                Agreement
       Exhibit A-2(a)           Form of Amended and Restated Borrower Trademark
                                Security Agreement
       Exhibit A-2(b)           Form of Amended and Restated Borrower Patent
                                Collateral Assignment
       Exhibit A-2(c)           Form of Amended and Restated Borrower Copyright
                                Security Agreement
       Exhibit B                Form of Amended and Restated Borrower Pledge
                                Agreement
       Exhibit C-1              Form of Amended and Restated Mortgage (Florida)
       Exhibit C-2              Form of Amended and Restated Mortgage (Iowa)
       Exhibit D-1              Form of Acknowledgment and Reaffirmation of
                                Subsidiaries' Guarantee
       Exhibit D-2              Form of Amended and Restated Subsidiaries'
                                Guarantee
       Exhibit E                Form of Amended and Restated Subsidiary Pledge
                                Agreement
       Exhibit F-1              Form of Amended and Restated Subsidiary Security
                                Agreement

                                      -vi-
                                                                INITIAL ________

       Exhibit F-2(a)           Form of Amended and Restated Subsidiary
                                Trademark Security Agreement
       Exhibit F-2(b)           Form of Amended and Restated Subsidiary Patent
                                Collateral Assignment
       Exhibit F-2(c)           Form of Amended and Restated Subsidiary
                                Copyright Security Agreement
       Exhibit G-1              Form of Term Note
       Exhibit G-2              Form of Letter of Credit Note
       Exhibit H                Form of Closing Certificate
       Exhibit I                Form of Opinion of Counsel to Borrower
       Exhibit J                Form of Compliance Certificate
       Exhibit K                Form of Assignment and Acceptance



                                      -vii-
                                                                INITIAL ________

                                   SCHEDULE IA
                                   -----------

    Term Loan Lenders, Addresses, Term Loan Amounts and Term Loan Percentages
    -------------------------------------------------------------------------

------------------------------------- ---------------------- ------------------
      Term Loan Lender/Address         Term Loan Amount ($)      Term Loan %
------------------------------------- ---------------------- ------------------
Credit Lyonnais New York Branch              6,717,933.60       21.0178541536
1301 Avenue of the Americas
New York, NY  10019

------------------------------------- ---------------------- ------------------
ABN AMRO Bank N.V.                           2,490,885.29       7.7930308489
10 East 53rd Street
37th Floor
New York, NY  10022

------------------------------------- ---------------------- ------------------
PB Capital Corporation f/k/a                 5,327,707.94       16.6683678390
  BHF (USA) Capital Corporation
590 Madison Avenue
29th Floor
New York, NY  10022
Attention:  Ms. Ronni Leopold

------------------------------------- ---------------------- ------------------
Balanced High-Yield Fund I, Ltd.               801,513.83       2.5076469831
333 South Grand Avenue
Suite 4250
Los Angeles, CA  90071

------------------------------------- ---------------------- ------------------
Bank Austria Creditanstalt Corporate         5,377,349.29       16.8236767268
  Finance, Inc.
2 Greenwich Plaza
Greenwich, CT  06830

------------------------------------- ---------------------- ------------------
Pamco Cayman Ltd.                            2,978,192.56       9.3176295856
Highland Capital Management, L.P.
Two Galleria Tower
13455 Noel Road
Suite 1300
Dallas, TX  75240

------------------------------------- ---------------------- ------------------

------------------------------------- ---------------------- ------------------



                                     -viii-                     INITIAL ________

------------------------------------- ---------------------- ------------------
      Term Loan Lender/Address         Term Loan Amount ($)      Term Loan %
------------------------------------- ---------------------- ------------------
ML CBO IV (Cayman) Ltd.                        821,980.13        2.5716625900
Highland Capital Management, L.P.
Two Galleria Tower
13455 Noel Road
Suite 1300
Dallas, TX  75240

------------------------------------- ---------------------- ------------------
The ING Capital Senior Secured High          2,904,057.34        9.0856887328
  Yield Income Fund, L.P.
333 South Grand Avenue
Suite 4250
Los Angeles, CA  90071

------------------------------------- ---------------------- ------------------
ING Capital Advisors, LLC                      801,518.83        2.5076469831
333 South Grand Avenue
Suite 4250
Los Angeles, CA  90071

------------------------------------- ---------------------- ------------------
Skandinaviska Enskilda Banken                  2,495,070.32      7.8061241890
  Corporation
245 Park Avenue
New York, NY  10167

------------------------------------- ---------------------- ------------------
Suntrust Bank                                  1,246,771.01      3.9006713682
201 4th Avenue North
12th Floor
Nashville, TN  37219

===================================== ====================== ==================
         TOTAL                               $31,962,985.15          100%
------------------------------------- ---------------------- ------------------



                                      -ix-                      INITIAL ________

                                   SCHEDULE IB
                                   -----------

           Letter of Credit Lenders, Letter of Credit Loan Amounts and
           -----------------------------------------------------------
                        Letter of Credit Loan Percentages
                        ---------------------------------

------------------------------------------ ------------------ ------------------
                                            Letter of Credit   Letter of Credit
       Letter of Credit Lender              Loan Amount ($)         Loan %
------------------------------------------ ------------------ ------------------
Credit Lyonnais New York Branch                443,407.30       34.2358300000
------------------------------------------ ------------------ ------------------
ABN AMRO Bank N.V.                             145,289.90       11.2179487105
------------------------------------------ ------------------ ------------------
PB Capital Corporation f/k/a BHF (USA)         284,025.37       21.9298245526
  Capital Corporation
------------------------------------------ ------------------ ------------------
Bank Austria Creditanstalt Corporate           204,498.27       15.7894736842
  Finance, Inc.
------------------------------------------ ------------------ ------------------
Skandinaviska Enskilda Banken Corporation      145,289.90       11.2179486842
------------------------------------------ ------------------ ------------------
Suntrust Bank                                   72,644.95        5.6089743684
                                            -------------
------------------------------------------ ------------------ ------------------
         TOTAL                              $1,295,155.69            100%
------------------------------------------ ------------------ ------------------



                                       -x-                      INITIAL ________

                                   SCHEDULE IC
                                   -----------

                           Unexpired Letters of Credit
                           ---------------------------

------------- -------------------------- ------------- ------------------ ---------------------------
 L/C Number      Beneficiary               Amount         Expiration             Status
------------- -------------------------- ------------- ------------------ ---------------------------
961121IS628   Airlines Reporting         $20,000.00    October 10, 2002   Automatic renewal
              Corporation                                                 (one year; 60 days notice)
------------- -------------------------- ------------- ------------------ ---------------------------
961121IS626   Insurance Company of the   $200,000.00   August 18, 2002    Automatic renewal
              State of Pennsylvania                                       (one year; 30 days notice)
------------- -------------------------- ------------- ------------------ ---------------------------
961209IS655   National Union Fire        $250,000.00   August 31, 2002    Automatic renewal
              Insurance Company of                                        (one year; 30 days notice)
              Pittsburgh and other
              beneficiaries named
              therein
------------- -------------------------- ------------- ------------------ ---------------------------


                                      -xi-                      INITIAL ________

                                   SCHEDULE II
                                   -----------

                                    Mortgages
                                    ---------

(1)      5201 North Orange Blossom Trail
         Orlando, FL  32810

(2)      730 Bluff Road
         Marquette, IA  52158

(3)      Wharf Way
         Glen Parva
         Leicester LE2 9TF
         England



                                      -xii-                     INITIAL ________

                                  SCHEDULE III
                                  ------------

                               Leasehold Mortgages
                               -------------------

                                      None

                                     -xiii-                     INITIAL ________

                                 SCHEDULE 3.1(e)
                                 ---------------

                          Quarterly Revenue Projections
                          -----------------------------

       ------------------------------ --------------------------------------
             Quarter Ended                       Projected Revenue
       ------------------------------ --------------------------------------
                 3/31/02                            $15,500,000
       ------------------------------ --------------------------------------
                 6/30/02                            $15,500,000
       ------------------------------ --------------------------------------
                 9/30/02                             $9,000,000
       ------------------------------ --------------------------------------



                                      -xiv-                     INITIAL ________

                                  SCHEDULE 4.3
                                  ------------

                     UCC Financing Statement Filing Offices
                     --------------------------------------

--------------------------------------- ---------------------------------------
         COMPANY NAME                             JURISDICTION
--------------------------------------- ---------------------------------------
Bituma Corporation                      Iowa
                                        Washington
--------------------------------------- ---------------------------------------
Bituma-Stor, Inc.                       Iowa
--------------------------------------- ---------------------------------------
Equipment Services Group, Inc.          Florida
--------------------------------------- ---------------------------------------
Gencor Industries, Inc.                 Colorado
                                        Delaware
                                        Florida
                                        Iowa
                                        Clayton County, Iowa (fixture filing)
                                        Orange County, Florida (fixture filing)
--------------------------------------- ---------------------------------------
General Combustion Corporation          Florida
--------------------------------------- ---------------------------------------
Thermotech Systems Corporation          Florida
--------------------------------------- ---------------------------------------



                                      -xv-                      INITIAL ________

                                  SCHEDULE 4.7
                                  ------------

                               Exceptions to Title
                               -------------------

    None, except for Permitted Liens under subsection 7.3 of this Agreement.




                                      -xvi-                     INITIAL ________

                                SCHEDULE 4.11(a)
                                ----------------

             Notice of Intent to Terminate CPM Defined Benefit Plan
             ------------------------------------------------------





                                     -xvii-                     INITIAL ________

                                SCHEDULE 4.11(b)
                                ----------------

         Actuary's Confirmation of CPM Defined Benefit Plan Information
         --------------------------------------------------------------





                                     -xviii-                    INITIAL ________

                                  SCHEDULE 4.13
                                  -------------

         Subsidiaries of Gencor Industries, Inc., a Delaware Corporation
         ---------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                   State or Country       % Subsidiary         If Ownership is Indirect, Names of
Name of Subsidiary                 of Incorporation     Owned by Gencor         Subsidiaries in Ownership Chain
------------------                 ----------------     ---------------         -------------------------------
---------------------------------------------------------------------------------------------------------------------
Bituma Corporation                    Washington         100% indirect      Bituma is 100% owned by Bituma-Stor, Inc.,
                                                                            which is 100% owned by Gencor Industries,
                                                                            Inc.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Bituma-Stor, Inc.                        Iowa             100% direct                          NA
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Equipment Services Group, Inc.          Florida           100% direct                          NA
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Gencor International Limited,       United Kingdom        100% direct                          NA
f/k/a Gencor Industries Limited
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
General Combustion Corporation          Florida           100% direct                          NA
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
General Combustion Limited (UK)     United Kingdom        100% direct                          NA
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Thermotech Systems Corporation          Florida           100% direct                          NA
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Consolidated Process Machinery,       California          100% direct                          NA
Inc.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Silver Weibull AB                       Sweden           100% indirect      Silver Weibull AB is 100% owned by
                                                                            Consolidated Process Machinery, Inc.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
CPM Brazil, Inc.                        Florida          100% indirect      CPM Brazil, Inc., is 100% owned by
                                                                            Consolidated Process Machinery, Inc.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
CPM do Brasil Ltda.                     Brazil           100% indirect      CPM do Brazil Ltda. is 99.9% owned by
                                                                            CPM Brazil, Inc., and 0.1% owned by
                                                                            Consolidated Process Machinery, Inc.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Gumaco, Inc.                            Florida          100% indirect      Gumaco, Inc., is 100% owned by
                                                                            Consolidated Process Machinery, Inc.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Gumaco Industria e Comercio Ltda.       Brazil           100% indirect      Gumaco Industria e Comercio Ltda. Is
                                                                            99.9% owned by CPM do Brasil Ltda. and
                                                                            0.1% owned by Consolidated Process
                                                                            Machinery, Inc.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Gumaco Projetos e Montagens Ltda.       Brazil           100% indirect      Gumaco Projetos e Montagens Ltda. Is
                                                                            99.9% owned by CPM do Brasil Ltda. and
                                                                            0.1% owned by Consolidated Process
                                                                            Machinery, Inc.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
CPM Industria e Comercio Ltda.          Brazil           100% indirect      CPM Industria e Comercio Ltda. is
                                                                            99.9%  owned by Consolidated Process
                                                                            Machinery, Inc., and 0.1% owned by
                                                                            Gencor Industries, Inc.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------


                                      -xix-                     INITIAL ________

---------------------------------------------------------------------------------------------------------------------
Gencor ACP Ltd.                     United Kingdom       100% indirect      Gencor ACP Ltd. is 100% owned by Gencor
                                                                            ACP Holdings Limited

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
ACP Cast Parts Limited              United Kingdom        50% indirect      ACP Cast Parts Limited is 50% owned by
                                                                            Gencor ACP Ltd.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Gencor ACP Holdings Limited         United Kingdom       100% indirect      Gencor ACP Holdings is 100% owned by
                                                                            Gencor International Limited
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------



                                      -xx-                      INITIAL ________

                                  SCHEDULE 4.14
                                  -------------

                              Environmental Matters
                              ---------------------

                                      None




                                      -xxi-                     INITIAL ________

                                  SCHEDULE 4.15
                                  -------------

                       Unsecured Pre-Petition Indebtedness
                       -----------------------------------

           Class 1 Priority Claims:            $5,000
           Class 3 Gap Claims:                 $1,630,000
           Class 4 Convenience Claims:         $10,000
           Class 5 General Unsecured Claims:   $310,000





                                     -xxii-                     INITIAL ________

                                  SCHEDULE 4.18
                                  -------------

                                    Insurance
                                    ---------

-----------------------------------------------------------------------------------------------------------------------
Insured                      Producer                      Insurance Company           Type of Insurance
-------                      --------                      -----------------           -----------------
-----------------------------------------------------------------------------------------------------------------------
Gencor Industries, Inc.      Willis of Florida             Lumbermen's Mutual          Commercial General Liability
5201 North Orange            7650 Courtney Causeway        Casualty
Trail Blossom                Tampa, FL 33607
Orlando, FL 32810
-----------------------------------------------------------------------------------------------------------------------
                                                           Lumbermen's Mutual          Business Auto
                                                           Casualty
-----------------------------------------------------------------------------------------------------------------------
                                                           American Protection         WC & Employers Liability
                                                           Insurance Co.
-----------------------------------------------------------------------------------------------------------------------
                                                           Continental Casualty        Property & Mobile
                                                                                       Equipment
-----------------------------------------------------------------------------------------------------------------------
                                                           Zurich American             Excess D&O Liability
                                                           Insurance Co.
-----------------------------------------------------------------------------------------------------------------------
                                                           National Union Fire Ins.    Primary D&O liability
                                                           Co. of Pittsburgh PA.
-----------------------------------------------------------------------------------------------------------------------
                                                           Commerce & Industry         Storage Tank Third-Party
                                                           Insurance Co.               Liability Corrective Action
                                                                                       & Cleanup
-----------------------------------------------------------------------------------------------------------------------
                                                           National Union Fire         Executive & Organization
                                                           Insurance Co of             Liability
                                                           Pittsburgh PA
-----------------------------------------------------------------------------------------------------------------------
                                                           CAN Risk Management        Real and Personal Property
                                                           Legacy                     Business Income
-----------------------------------------------------------------------------------------------------------------------
                                                           Lumbermen's Mutual         Commercial General
                                                           Casualty                   Liability
-----------------------------------------------------------------------------------------------------------------------
                                                           National Union Fire        Crime Guard Policy
                                                           Insurance Co
-----------------------------------------------------------------------------------------------------------------------
                                                           Lumbermen's Mutual         Commercial Umbrella
                                                           Casualty
-----------------------------------------------------------------------------------------------------------------------


                                     -xxiii-                    INITIAL ________

-----------------------------------------------------------------------------------------------------------------------
General Combustion Ltd                                     Zurich Insurance Co.        Motor Vehicle
Brookers Road
Billingshurst
West Sussex RH14 9RZ
England
-----------------------------------------------------------------------------------------------------------------------
                                                           Norwich Union               Employers Liability
                                                           Insurance Company
-----------------------------------------------------------------------------------------------------------------------
                                                           Zurich Insurance            Contract Works
                                                           Company
-----------------------------------------------------------------------------------------------------------------------
                                                           Norwich Insurance           Fire Explosion Impact
                                                           Company
-----------------------------------------------------------------------------------------------------------------------
                                                           AIG                         Public/Product Liability
-----------------------------------------------------------------------------------------------------------------------
Gencor International Ltd     Marsh UK Ltd                  Royal & Sun Alliance        Material Damage
Wharf Way                    St Johns House
Glen Parva                   30 East Street
Leicester LE2 9TF            Leicester LE1 6NN
England                      England
-----------------------------------------------------------------------------------------------------------------------
                                                           Royal & Sun Alliance        Business Interruption
-----------------------------------------------------------------------------------------------------------------------
                                                           Royal & Sun Alliance        Money
-----------------------------------------------------------------------------------------------------------------------
                                                           AIG Europe (UK) Ltd         Employers Liability
-----------------------------------------------------------------------------------------------------------------------
                                                           AIG Europe (UK) Ltd         Public/Products Liability
-----------------------------------------------------------------------------------------------------------------------
                                                           Royal & Sun Alliance        Engineering Inspection
                                                           Engineering
-----------------------------------------------------------------------------------------------------------------------
                                                           Royal & Sun Alliance        Contractors All Risks
                                                           Engineering
-----------------------------------------------------------------------------------------------------------------------
                                                           Royal & Sun Alliance        Computer
                                                           Engineering
-----------------------------------------------------------------------------------------------------------------------
                                                           Chubb Insurance             Personal Accident/Business
                                                           Company of Europe SA        Travel
-----------------------------------------------------------------------------------------------------------------------
                                                           AIG Europe (UK) Ltd         Marine Transit
-----------------------------------------------------------------------------------------------------------------------
                                                           Royal & Sun Alliance        Motor Fleet (including
                                                                                       Uninsured Loss Recovery)
-----------------------------------------------------------------------------------------------------------------------





                                     -xxiv-                     INITIAL ________

                                  SCHEDULE 4.22
                                  -------------

                            Bank Accounts - Domestic
                            ------------------------

----------------------------------------------------------------------------------------------------------------------
             BANK/ADDRESS                     ACCOUNT HOLDER           ACCOUNT NUMBER           TYPE OF ACCOUNT
----------------------------------------------------------------------------------------------------------------------
AmSouth Bank                           Gencor Industries Inc             3720420854      Main Depository/Sweep
Apopka Wekiva Office                   Debtor In Possession                              Account - CEG
2101 East Semoran Blvd
Apopka, FL 32703-5723
----------------------------------------------------------------------------------------------------------------------
                                       Gencor Industries Inc             3720523793      Checking for CEG & Corp A/P
                                       Debtor In Possession
----------------------------------------------------------------------------------------------------------------------
                                       Gencor Industries Inc             3720421222      Checking for CEG & Corp
                                       Debtor In Possession                              payroll
----------------------------------------------------------------------------------------------------------------------
                                       Equipment Serv Grp Inc            3720523785      Checking for ESG A/P
                                       Debtor In Possession
----------------------------------------------------------------------------------------------------------------------
                                       Gencor Industries Inc             3720421230      Checking for employee
                                       Employee Health Plan                              health ins claims
----------------------------------------------------------------------------------------------------------------------
                                       Gencor Industries Inc             3720421249      Checking for employee
                                       Flexible Benefits Account                         flexible benefits
----------------------------------------------------------------------------------------------------------------------
                                       Gencor Travel                     3720421028      Checking for Travel dept
                                                                                         expenses
----------------------------------------------------------------------------------------------------------------------
                                       Silver Weibull Debtor In          3720638841      Depository for Silver
                                       Possession                                        customer payments
----------------------------------------------------------------------------------------------------------------------
                                       Consolidated Process              3720421435      Main Depository/Sweep
                                       Machinery Inc Debtor in                           Account
                                       Possession
----------------------------------------------------------------------------------------------------------------------
                                       Consolidated Process              3720523815      Checking for CPM accounts
                                       Machinery Inc Debtor in                           payable
                                       Possession
----------------------------------------------------------------------------------------------------------------------
                                       Consolidated Process              3720421257      Checking for CPM payroll
                                       Machinery Inc Debtor in
                                       Possession
----------------------------------------------------------------------------------------------------------------------
                                       Roskamp Champion a Div of         3720523807      Checking for Roskamp A/P
                                       CPM Inc Debtor in Possession
----------------------------------------------------------------------------------------------------------------------
                                       Gumaco USA                        3720420935      Checking for Gumaco USA A/P
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Colonial Bank                          Gencor Industries Inc             8026030125      Checking/Depository fixed
Winter Park Office                     Debtor in Possession                              asset sales
699 North Orlando Avenue
Winter Park, FL 32789
----------------------------------------------------------------------------------------------------------------------
                                       Gencor Industries Inc            8026030125R      Repo Account
                                       Debtor in Possession
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
F&M Bank                               Bituma Corporation Debtor         4520024938      Depository/Local checking
300 E. Blackhawk Avenue                in Possession                                     for Bituma
PO Box 338
Prairie du Chien, WI 53821-0338
----------------------------------------------------------------------------------------------------------------------


                                      -xxv-                     INITIAL ________

----------------------------------------------------------------------------------------------------------------------
SouthTrust Bank                        Gencor Industries Inc             71-109-989      Checking for CEG credit
PO Box 2166                                                                              card payments
Orlando, FL 32802
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
National City Bank                     Consolidated Process              501790929       Checking for CPM credit
One National City Center               Machinery Inc                                     card payments
Indianapolis, IN 46255
----------------------------------------------------------------------------------------------------------------------
                                       Consolidated Process              501704177       Checking/Depository for
                                       Machinery Inc                                     scrap sales
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Firstar Bank                           Consolidated Process              8708003408      Checking and Depository for
425 Cedar St                           Machinery Inc                                     wire transfers & credit
Waterloo, IA 50701                                                                       card payments
----------------------------------------------------------------------------------------------------------------------

                             Bank Accounts - Foreign
                             -----------------------

----------------------------------------------------------------------------------------------------------------------
             BANK/ADDRESS                     ACCOUNT HOLDER           ACCOUNT NUMBER           TYPE OF ACCOUNT
----------------------------------------------------------------------------------------------------------------------
Bradesco - Araraquara                  CPM do Brasil Ind. Com.            45.383-8       Current Account
Banco Brasileiro de Descontos S/A      Ltda.
Rua Sao Bento, 975 - Centro
Araraquara - Sao Paulo
CEP - 14801-300
----------------------------------------------------------------------------------------------------------------------
                                       Gumaco-Industria e Comercio        29.031-9       Current Account
                                       Ltda.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
BCN - Araraquara                       Gumaco-Industria e Comercio       559.572-5       Current Account
Banco de Credito Nacional S/A          Ltda.
Avenida Duque de Caxias, 578 Centro
Araraquara - Sao Paulo
CEP - 14801-120
----------------------------------------------------------------------------------------------------------------------
                                       CPM do Brasil Ind. Com.           563.056-3       Current Account
                                       Ltda.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
BCN - Sao Paulo                        Gumaco-Industria e Comercio       700.904-1       Current Account
Banco de Credito Nacional S/A          Ltda.
Rua Barao do Triunfo, 511 - Brooklin
Sao Paulo - Capital
CEP - 04602-002
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Sudameris - Araraquara                 Gumaco-Industria e Comercio      081433000-7      Current Account
Banco Sudameris do Brazil S/A          Ltda.
Rua Sao Bento, 849 - Centro
Araraquara - Sao Paulo
CEP - 14801-300
----------------------------------------------------------------------------------------------------------------------
                                       CPM do Brasil Ind. Com.          097043000-5      Current Account
                                       Ltda.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                     -xxvi-                     INITIAL ________

----------------------------------------------------------------------------------------------------------------------
BankBoston - Campinas                  Gumaco-Industria e Comercio       235.985-03      Current Account
BankBoston S/A                         Ltda.
Avenida Francisco Glicerio, 1422 -
Centro
Campinas - Sao Paulo
CEP - 13012-100
----------------------------------------------------------------------------------------------------------------------
                                       CPM do Brasil Ltda.               294.010-06      Current Account
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Brasil - Araraquara                    Gumaco-Industria e Comercio        4.066-5        Current Account
Banco do Brazil S/A                    Ltda.
Rua Padre Duarte, 1355 - Centro
Araraquara - Sao Paulo
CEP - 14801-310
----------------------------------------------------------------------------------------------------------------------
                                       CPM do Brasil Ind. Com.            4.314-1        Current Account
                                       Ltda.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
CEF - Araraquara                       Gumaco-Industria e Comercio        3.645-8        Current Account
Caixa Economica Federal                Ltda.
Rua 9 de Julho, 672 - Centro
Araraquara - Sao Paulo
CEP - 14801-295
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
The Royal Bank of Scotland Plc         Gencor International Ltd           10130935       Business Current A/C
5 Market Street
Leicester LE1 6DN
England
----------------------------------------------------------------------------------------------------------------------
                                       Gencor International Ltd           10131435       Business High Interest A/C
----------------------------------------------------------------------------------------------------------------------
                                       Gencor International Ltd           10130943       Cash Cover Business High
                                                                                         Interest A/C
----------------------------------------------------------------------------------------------------------------------
                                       Gencor International Ltd         GENIND-USDA      Interest Paying Current US
                                                                                         Dollar A/C
----------------------------------------------------------------------------------------------------------------------
                                       Gencor International Ltd         GENIND-EURA      Interest Paying Current
                                                                                         Euro A/C
----------------------------------------------------------------------------------------------------------------------
                                       Gencor International Ltd         GENIND-AUDA      Interest Paying Current
                                                                                         Australia Dollar A/C
----------------------------------------------------------------------------------------------------------------------
                                       Gencor ACP Ltd                     10109936       Special Interest Bearing
                                                                                         Deposit A/C
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
The Royal Bank of Scotland Plc         Gencor ACP Ltd                     21585656       (In Receivership) Fixed A/C
48 Haymarket
London SW1Y 4SE
England
----------------------------------------------------------------------------------------------------------------------
                                       Gencor ACP Ltd                     21585664       (In Receivership) Floating
                                                                                         Charge A/C
----------------------------------------------------------------------------------------------------------------------
                                       Gencor ACP Ltd                     00104917       Business Current A/C
----------------------------------------------------------------------------------------------------------------------
                                       Gencor ACP Ltd                     00166548       Business High Interest A/C
----------------------------------------------------------------------------------------------------------------------
                                       Gencor ACP Ltd                     00166564       Cash Cover Business High
                                                                                         Interest A/C
----------------------------------------------------------------------------------------------------------------------
                                       Gencor ACP Ltd                     00177961       Cash Cover A/C
----------------------------------------------------------------------------------------------------------------------
                                       Gencor ACP Ltd                     91028398       Fixed Term Bid Deposit A/C
----------------------------------------------------------------------------------------------------------------------
                                       Gencor ACP Ltd                   GENACP-USD1      Interest Paying Current US
                                                                                         Dollar A/C
----------------------------------------------------------------------------------------------------------------------
                                       Gencor ACP Ltd                   GENACP-EUR1      Interest Paying Current
                                                                                         Euro A/C
----------------------------------------------------------------------------------------------------------------------



                                     -xxvii-                    INITIAL ________

----------------------------------------------------------------------------------------------------------------------
                                       Gencor ACP Ltd                   GENACP-DEM1      Interest Paying Current
                                                                                         Deutsche Mark A/C
----------------------------------------------------------------------------------------------------------------------
                                       Gencor ACP Ltd                   GENACP-AUD1      Interest Paying Current
                                                                                         Australia Dollar A/C
----------------------------------------------------------------------------------------------------------------------
                                       Gencor ACP Ltd                   GENACP-IEP1      Interest Paying Current
                                                                                         Irish Punts A/C
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Lloyds TSB Bank plc                    General Combustion Limited         1530427        Sterling Current Account
71 Lombard Street
London EC3P 3BS
England
----------------------------------------------------------------------------------------------------------------------
                                       General Combustion Limited         1728839        Sterling Business Call
                                                                                         Account
----------------------------------------------------------------------------------------------------------------------
                                       General Combustion Limited         00354110       Sterling Guarantee Deposit
                                                                                         Account
----------------------------------------------------------------------------------------------------------------------
                                       General Combustion Limited      11194542 (USD)    US Dollar Current Account
----------------------------------------------------------------------------------------------------------------------
                                       General Combustion Limited         3030227        Sterling Business Call
                                       Re Gencor Industries                              Account
----------------------------------------------------------------------------------------------------------------------
                                       General Combustion Limited         11379399       Dollar Business Call Account
                                       Re Gencor Industries
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Skandinaviska Enskilda Banken          Silver Weibull Aktiebolag       5683-10 029 43    SEK Cheque Account
PO Box 128                                                                 (SEK)
S-291 22 Kristianstad
Sweden
----------------------------------------------------------------------------------------------------------------------
                                       Silver Weibull Aktiebolag       5501-82 898 56    USD Cheque Account
                                                                           (USD)
----------------------------------------------------------------------------------------------------------------------
                                       Silver Weibull Aktiebolag       5501-82 918 69    DEM Cheque Account
                                                                           (DEM)
----------------------------------------------------------------------------------------------------------------------
                                       Silver Weibull Aktiebolag       5901-82 025 76    EUR Cheque Account
                                                                           (EUR)
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Nordbanken AB                          Silver Weibull Aktiebolag       3091-17 07204     SEK Cheque Account
PO Box 145                                                                 (SEK)
S-281 22 Hassleholm
Sweden
----------------------------------------------------------------------------------------------------------------------
                                       Silver Weibull Aktiebolag       3091-17 07204     USD Cheque Account
                                                                           (USD)
----------------------------------------------------------------------------------------------------------------------
                                       Silver Weibull Aktiebolag       3019-17 07204     EUR Cheque Account
                                                                           (EUR)
----------------------------------------------------------------------------------------------------------------------


                                    -xxviii-                    INITIAL ________

                                 SCHEDULE 5.1(n)
                                 ---------------

                            Title Insurance Policies
                            ------------------------

----------------------------------- ------------------------------------------------- --------------------------------
             COMPANY                                PROPERTY ADDRESS                  POLICY AMOUNT
             -------                                ----------------                  -------------
----------------------------------- ------------------------------------------------- --------------------------------
Gencor Industries, Inc.             5201 North Orange Blossom Trail                   $8,280,000
                                    Orlando, Orange County, Florida
----------------------------------- ------------------------------------------------- --------------------------------
Gencor Industries, Inc.             730 Bluff Road                                    $1,700,000
                                    Marquette, Clayton County, Iowa
----------------------------------- ------------------------------------------------- --------------------------------



                                     -xxix-                     INITIAL ________

                                 SCHEDULE 6.1(c)
                                 ---------------

                          Form of Monthly Other Report
                          ----------------------------


         Gencor Industries, Inc.
         Monthly Other Report
         For Month Ending ____________
         Month Ending
                                                                                                    ---------------
                                                                      CEG                           ACP

         Invoiced Sales                                          ---------------                    ---------------

(1)      Accounts Receivable Aged
                                           0-30 days
                                          30-59 days
                                          60-89 days
                                         90-119 days
                                        120-149 days
                                        150-359 days
                                          360 + days
                                                                 ---------------                    ---------------

                                                                 ===============                    ===============

(2)      Accounts Payable Aged

                                           0-30 days
                                          31-60 days
                                          61-90 days
                                         91-180 days
                                          181 + days
                                                                 ---------------                    ---------------

                                                                 ===============                    ===============

         Customer Deposits
                                                                 ---------------                    ---------------

         Backlog
                                                                 ---------------                    ---------------

         Notes:

         Report provided to secured creditor distribution list and debtor distribution list. Accounts receivable and accounts payable excludes all intercompany debtors.


                                      -xxx-                     INITIAL ________

                                 SCHEDULE 7.2(e)
                                 ---------------

                     Intercompany Transactional Indebtedness
                     ---------------------------------------

Promissory notes payable to Gencor Industries, Inc.

--------------------------------------- -------------------------- ----------------------------
Maker                                   Date                       Original Principal Amount
--------------------------------------- -------------------------- ----------------------------
Gencor International Limited            November 13, 1997          (pound)2,000,000
formerly Gencor Industries              -------------------------- ----------------------------
Limited                                 June 13, 2001              (pound)4,000,000
-----------------------------------------------------------------------------------------------
Balance as of November 30, 2001:  $5,492,000.00
-----------------------------------------------------------------------------------------------

--------------------------------------- -------------------------- ----------------------------
Maker                                   Date                       Original Principal Amount
--------------------------------------- -------------------------- ----------------------------
ACP Holdings Limited                    November 13, 1997          (pound)6,052,966.44
--------------------------------------- -------------------------- ----------------------------
                                        February 19, 1998          (pound)344,998
--------------------------------------- -------------------------- ----------------------------
                                        February 23, 1998          (pound)254,988
--------------------------------------- -------------------------- ----------------------------
                                        March 25, 1998             (pound)177,556
--------------------------------------- -------------------------- ----------------------------
                                        April 9, 1998              (pound)176,000
--------------------------------------- -------------------------- ----------------------------
                                        April 20, 1998             (pound)600,000
--------------------------------------- -------------------------- ----------------------------
                                        April 28, 1998             (pound)400,000
--------------------------------------- -------------------------- ----------------------------
                                        May 7, 1998                (pound)200,000
--------------------------------------- -------------------------- ----------------------------
                                        December 2, 1998           (pound)200,000
--------------------------------------- -------------------------- ----------------------------
                                        January 19, 1999           (pound)104,000
--------------------------------------- -------------------------- ----------------------------
                                        January 26, 1999           (pound)300,000
--------------------------------------- -------------------------- ----------------------------
                                        February 1, 1999           (pound)500,000
--------------------------------------- -------------------------- ----------------------------
                                        February 8, 1999           (pound)200,000
--------------------------------------- -------------------------- ----------------------------
                                        February 12, 1999          (pound)200,000
--------------------------------------- -------------------------- ----------------------------
                                        February 23, 1999          (pound)300,000
--------------------------------------- -------------------------- ----------------------------
                                        March 18, 1999             (pound)300,000
--------------------------------------- -------------------------- ----------------------------
                                        April 30, 2001             (pound)209,658
--------------------------------------- -------------------------- ----------------------------
                                        May 21, 2001               (pound)386,562
-----------------------------------------------------------------------------------------------
Balance as of November 30, 2001:  $6,372,485.33
-----------------------------------------------------------------------------------------------

--------------------------------------- -------------------------- ----------------------------
Maker                                   Date                       Original Principal Amount
--------------------------------------- -------------------------- ----------------------------
General Combustion Limited              September 21, 2001         $4,150,625.47
--------------------------------------- -------------------------- ----------------------------
Balance as of November 30, 2001:  $4,150,625.47
-----------------------------------------------------------------------------------------------


Total Balance as of November 30, 2001:  $16,015,110.80



                                     -xxxi-                     INITIAL ________